UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to Rule 14a-12

Global Business Travel Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of filing fee (Check all boxes that apply):
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No fee required

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Fee paid previously with preliminary materials

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
April 21, 2023
Dear Stockholder:
You are cordially invited to attend Global Business Travel Group, Inc.’s Annual Meeting of Stockholders on Tuesday, June 6, 2023, at 10:00 a.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/GBTG2023.
The matters to be acted on at the Annual Meeting of Stockholders are described in the enclosed notice and proxy statement.
We realize that you may not be able to attend the Annual Meeting of Stockholders and vote your shares at the meeting. However, regardless of your meeting attendance, we need your vote. We urge you to ensure that your shares are represented by voting in advance of the meeting on the Internet or via a toll-free telephone number, as instructed in the Notice Regarding the Internet Availability of Proxy Materials, or if you have elected to receive a paper or e-mail copy of the proxy materials, by completing, signing and returning the proxy card that is provided. If you decide to attend the Annual Meeting of Stockholders, you may revoke your proxy at that time and vote your shares at such meeting.
We look forward to receiving your proxy and perhaps seeing you at the Annual Meeting of Stockholders.
Sincerely,
/s/ Paul Abbott

Paul Abbott
Chief Executive Officer

Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESDAY, JUNE 6, 2023

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Global Business Travel Group, Inc. (the “Company,” “GBTG,” “we,” “us” or “our”), to be held on Tuesday, June 6, 2023, at 10:00 a.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/GBTG2023.
At the Annual Meeting, stockholders will be invited to consider and vote upon the following matters:
1.
Election of three Class I directors to serve for a three-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.
Advisory vote on the compensation of our named executive officers;

4.
Advisory vote on the frequency of future advisory votes on the compensation of our named executive officers; and

5.
Any other matter that properly comes before the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The board of directors has fixed the close of business on April 12, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during ordinary business hours for 10 days prior to the Annual Meeting at our principal executive office at 666 3rd Avenue, 4th Floor, New York, NY 10017. Your vote is very important to the Company and all proxies are being solicited by the board of directors. So, whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible (i) by accessing the Internet site or by calling the toll-free number described in the proxy materials or (ii) by signing, dating and returning a proxy card or instruction form provided to you. By submitting your proxy promptly, you will save the Company the expense of further proxy solicitation. Please note that all votes cast by telephone or on the Internet must be cast prior to 11:59 p.m., Eastern Time, on June 5, 2023.
By Order of the Board of Directors,
/s/ Eric J. Bock

Eric J. Bock
Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary
April 21, 2023
New York, New York

i

Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING AND PROXY MATERIALS
General
This proxy statement is furnished to stockholders of Global Business Travel Group, Inc., a Delaware corporation (the “Company” or “GBTG”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on Tuesday, June 6, 2023, at 10:00 a.m., Eastern Time, online at http://www.virtualshareholdermeeting.com/GBTG2023. This solicitation of proxies is made on behalf of our board of directors.
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on Tuesday, June 6, 2023
Pursuant to the rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice Regarding the Internet Availability of Proxy Materials (the “Internet Notice”) to certain of our stockholders of record. We are also sending a paper copy of the proxy materials and proxy card to other stockholders of record who have indicated they prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Internet Notice. Such Internet Notice, or this proxy statement and proxy card or voting instruction form, as applicable, is being mailed to our stockholders on or about April 21, 2023. This proxy statement and our 2022 Annual Report on Form 10-K that was filed with the SEC on March 21, 2023 (the “2022 Annual Report”) are available free of charge at proxyvote.com.
What Are You Voting On?
You will be asked to vote on the following proposals at the Annual Meeting:
1.
Election of three Class I directors to serve for a three-year term of office expiring at the 2026 annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal;

2.
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

3.
Advisory vote on the compensation of our named executive officers (“NEOs”), also known as the “say-on-pay” proposal;

4.
Advisory vote on the frequency of future advisory votes on the compensation of our NEOs, also known as the “say-on-frequency” proposal; and

5.
Any other matter that properly comes before the Annual Meeting.

Who Can Vote?
At the close of business on April 12, 2023 (the “Record Date”), there were 69,498,992 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and 394,448,481 shares of our Class B common stock, par value $0.0001 per share (“Class B Common Stock”) outstanding, all of which are entitled to vote, together as a single class, with respect to all matters to be acted upon at the Annual Meeting. Our Class A Common Stock and Class B Common Stock are collectively referred to herein as

“common stock” and each holder of a share of our common stock is referred to herein as a “stockholder.” Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. No shares of undesignated preferred stock were outstanding as of the Record Date.
Only holders of record of shares of our common stock as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting. Each share of common stock entitles the holder thereof to one vote. Your shares of common stock may be voted at the Annual Meeting, or any adjournment or postponement thereof, only if you are present in person at the virtual meeting or your shares are represented by a valid proxy.
Difference Between a Stockholder of Record and a “Street Name” Holder
If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.
If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares using the methods described below under the heading “Voting Your Shares.”
Quorum
The presence of a majority of the outstanding shares of our common stock entitled to vote constitutes a quorum. A quorum is required in order to hold and conduct business at the Annual Meeting. Your shares are counted as present at the Annual Meeting if you:
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Are present in person at the virtual Annual Meeting; or

•
Have properly submitted a proxy card by mail or submitted a proxy by telephone or over the Internet.

If you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain “routine” matters, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see below under “— Broker Non-Votes.”
Voting Your Shares
The Annual Meeting will be held entirely online this year. You may vote in person by attending the virtual Annual Meeting or by submitting a proxy. The method of voting by proxy differs (i) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy and (ii) for shares held as a record holder and shares held in “street name.”
If you are a record holder, you may vote by submitting a proxy over the Internet or by telephone by following the instructions on the website referred to in the proxy card or the Internet Notice mailed to you.
Alternatively, if you received a paper copy of your proxy card, you may vote your shares by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card, or by completing, dating and signing the proxy card that was included with this proxy statement and promptly returning it in the pre-addressed, postage-paid envelope provided to you.
If your shares are held in “street name,” your broker, bank or other street name holder will provide you with instructions that you must follow to have your shares voted.

Deadline for Submitting Your Proxy on the Internet or by Telephone
Internet and telephone voting will close at 11:59 p.m., Eastern Time, on June 5, 2023. Stockholders who submit a proxy through the Internet should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by the stockholder. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the voting instruction form forwarded by your broker, bank, trust or other nominee by mail.
YOUR VOTE IS VERY IMPORTANT. Please submit your vote in advance even if you plan to attend the Annual Meeting.
Voting at the Annual Meeting
If you plan to attend the Annual Meeting, you may vote during the virtual meeting. Please note that if your shares are held in “street name” and you wish to vote during the meeting, you must obtain a proxy issued in your name from your broker, bank or other street name holder. Even if you intend to attend the Annual Meeting, we encourage you to submit your proxy or voting instructions to vote your shares in advance of the Annual Meeting. Please see the important instructions and requirements below under “— Attendance at the Annual Meeting.”
Changing Your Vote
As a stockholder of record, if you vote by proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary, Global Business Travel Group, Inc., at our principal executive office at 666 3rd Avenue, 4th Floor, New York, NY 10017, (ii) duly submitting a later-dated proxy over the Internet, by mail, or if applicable, by telephone, or (iii) attending the virtual Annual Meeting and voting during the meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.
If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.
If You Receive More Than One Proxy Card or Internet Notice
If you receive more than one proxy card or Internet Notice, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card or Internet Notice you receive.
How Your Shares Will Be Voted
Shares represented by proxies that are properly executed and returned, and not revoked, will be voted as specified. YOUR VOTE IS VERY IMPORTANT.
If You Do Not Specify How You Want Your Shares Voted
If you are the record holder of your shares and submit your proxy without specifying how your shares are to be voted, your shares will be voted as follows:
•
FOR the election of each of the three nominees for Class I directors;

•
FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

•
FOR the advisory vote on the compensation of our NEOs; and

•
THREE YEARS as the frequency of future stockholder advisory votes on the compensation of our NEOs.

In addition, the proxy holders named in the proxy are authorized to vote in their discretion on any other matters that may properly come before the Annual Meeting and at any postponement or adjournment thereof. The board of directors knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement.
Broker Non-Votes
A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum, but will not be considered entitled to vote on the proposal in question. Brokers generally have discretionary authority to vote on the ratification of the selection of KPMG LLP as our independent registered public accounting firm. Brokers do not have discretionary authority, however, to vote on director elections, the say-on-pay proposal or the say-on-frequency proposal.
Votes Required
The following table summarizes the voting requirements and the effects of broker non-votes or abstentions on each of the proposals to be voted on at the Annual Meeting:
	Proposals	Required Vote	Effect of Broker Non-Votes	Effect of Abstentions
1.	Election of Directors	Majority votes cast for each nominee	None	None
2.	Ratification of the Appointment of Independent Registered Public Accounting Firm	Majority of votes cast	None	None
3.	Advisory vote on the compensation of our NEOs	Majority of votes cast	None	None
4.	Advisory vote on the frequency of future advisory votes on the compensation of our NEOs	The option of “One Year,” “Two Years,” or “Three Years” that receives the highest number of votes cast	None	None
Inspector of Election
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.
Solicitation of Proxies
We will bear the cost of soliciting proxies. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

Attendance at the Annual Meeting
You may attend the Annual Meeting, as well as vote and submit questions during the Annual Meeting, by visiting http://www.virtualshareholdermeeting.com/GBTG2023. You will need your unique control number, which appears in the Internet Notice, the proxy card or voting instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the meeting.

PROPOSAL 1 — ELECTION OF DIRECTORS
Our board of directors currently consists of eleven members. In accordance with our certificate of incorporation our board of directors is divided into three classes with staggered three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms. Our board of directors is designated as follows:
•
The Class I directors are Paul Abbott, Eric Hart and Kathleen Winters, and their terms will expire at the Annual Meeting;

•
The Class II directors are James Bush, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward, and their terms will expire at the 2024 annual meeting of stockholders; and

•
The Class III directors are Gloria Guevara Manzo, Raymond Donald Joabar, Michael Gregory (Greg) O’Hara and Itai Wallach, and their terms will expire at the 2025 annual meeting of stockholders.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, each director in the class, or the successor to each such director in the class, is elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our certificate of incorporation. Any increase or decrease in the number of directors is distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.
Class I Director Nominees for Election — Term Expiring 2026
The current term of the Class I directors will expire at the Annual Meeting. Our board of directors nominated each of Paul Abbott, Eric Hart and Kathleen Winters for re-election at the Annual Meeting as a Class I director to hold office until the annual meeting of stockholders to be held in 2026 and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. The nominees have consented to serve a term as Class I directors. Should any of the nominees become unable to serve for any reason prior to the Annual Meeting, subject to the terms of the shareholders agreement dated May 27, 2022, (the “Shareholders Agreement”) by and between GBTG, GBT JerseyCo Limited (“GBT”), American Express Travel Holdings Netherlands Coöperatief U.A. (“Amex HoldCo.”), Juweel Investors (SPC) Ltd (“Juweel”) and EG Corporate Travel Holdings LLC (“Expedia”), the board of directors may designate a substitute nominee, in which event the persons named in the enclosed proxy will vote for the election of such substitute nominee, or may reduce the number of directors on the board of directors. See “Certain Relationships and Transactions — Shareholders Agreement” for additional information regarding the Shareholders Agreement.
Below is a biography of each of the Class I directors standing for re-election at the Annual Meeting:
Paul Abbott
Paul Abbott, 54, has served as the Chief Executive Officer of the Company since May 27, 2022 and as Chief Executive Officer of GBT from October 2019 until May 27, 2022 and as a member of the Company’s board of directors since May 27, 2022. Prior to joining the Company, Mr. Abbott served in a variety of senior roles for 24 years at American Express Company and its consolidated subsidiaries (“American Express”), most recently as Chief Commercial Officer, Global Commercial Payments at American Express from February 2018 until September 2019. Mr. Abbott led the rapid and successful expansion of the American Express Business-to-Business Payments business around the world and introduced innovative new products and services to four million businesses of all sizes in over 150 countries. In addition, Mr. Abbott led the expansion of American Express’ card-issuing partnerships with some of the world’s largest financial institutions. Mr. Abbott previously worked at British Airways for nine years. Mr. Abbott received his postgraduate degree from Lancaster University. Mr. Abbott was recommended as a nominee to our board of directors by our Chairman of the board of directors and stockholders. Mr. Abbott’s extensive business experience, including currently as Chief Executive Officer of the Company and previously as a senior executive officer of American Express, led the board of directors to conclude that he should serve as a director for the Company.

Eric Hart
Eric Hart, 47, has served as a member of the Company’s board of directors since May 27, 2022. Mr. Hart most recently served as the Chief Financial Officer of Expedia Group from April 2020 until October 2022, overseeing Expedia Group’s accounting, financial reporting and analysis, investor relations, treasury, internal audit, tax and real estate teams. From December 2019 until April 2020, Mr. Hart served as acting Chief Financial Officer of Expedia Group after the departure of the former Chief Financial Officer. Mr. Hart also served as Expedia Group’s Chief Strategy Officer with responsibility for Expedia Group’s strategy and business development as well as global mergers & acquisitions and investments. Prior to assuming the Chief Strategy Officer position, Mr. Hart served as the General Manager of Expedia Group’s CarRentals.com brand for nearly three years. Prior to that, he oversaw corporate strategy for Expedia Group, leading some of Expedia Group’s largest acquisitions. Before joining Expedia Group, Mr. Hart spent time as a Vice President at Lake Capital, as a Project Leader at Boston Consulting Group, and as a Consultant at Accenture. Mr. Hart holds a bachelor’s degree from Georgia State University and a Master’s in Business Administration from University of Chicago Booth School of Business. Mr. Hart was nominated to our board of directors by Expedia, pursuant to the Shareholders Agreement as described below and the Transition & Services Agreement, dated September 14, 2022, between Mr. Hart and Expedia, Inc. Mr. Hart’s experience in corporate finance, corporate strategy and business development led the board of directors to conclude that he should serve as a director for the Company.
Kathleen Winters
Kathleen Winters, 55, has served as a member of the Company’s board of directors since May 27, 2022. Ms. Winters currently serves as a member of the board of directors and Audit Committee of Definitive Healthcare (Nasdaq: DH), an industry leader in healthcare commercial intelligence. Ms. Winters served as Chief Financial Officer of ADP (Nasdaq: ADP), a leading global technology company providing human capital management solutions, from 2019 to 2021. As Chief Financial Officer, Ms. Winters guided ADP through the pandemic, accelerated meaningful digital and operational transformation and implemented a rigorous capital allocation program. Ms. Winters led ADP’s global finance organization and represented the company to stakeholders, communicating the company’s strategy, investments and financial performance. Ms. Winters oversaw Business Finance, Financial Planning and Analysis, Investor Relations, Tax, Treasury (including Client Fund Portfolio Investment), Controllership and Internal Audit. Prior to joining ADP, Ms. Winters served as Managing Director, Chief Financial Officer of MSCI Inc. (NYSE: MSCI), a leading provider of investment decision support tools for institutional investors, including indexes, from 2016 to 2019. Before joining MSCI, Ms. Winters spent fourteen years in various leadership roles at Honeywell International, including CFO of Performance Materials & Technologies, a $10 billion materials and services company, Corporate Controller and Global Leader of Financial Planning & Analysis. Prior to Honeywell, Ms. Winters began her career at PwC, serving clients primarily in the entertainment and media industries. Ms. Winters received her bachelor’s degree from Boston College, is a CPA and a Six Sigma Certified Black Belt. Ms. Winters was recommended as a nominee to our board of directors by the Chief Executive Officer and Chairman of the board of directors. Ms. Winters’s extensive experience in corporate finance led the board of directors to conclude that she should serve as a director for the Company.
Required Vote
Each director will be elected by a majority of the votes cast (i.e., the number of shares voted FOR a nominee must exceed the number of shares voted AGAINST that nominee, excluding abstentions).
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE ABOVE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.
Class II and III Directors Continuing in Office
Below are biographies of the directors continuing in office:
James Bush
James Bush, 65, has served as a member of the Company’s board of directors since May 27, 2022 and served on the GBT board of directors from January 2020 until May 27, 2022. Mr. Bush joined American

Express in 1987 and served various marketing, customer service and operations roles before becoming Executive Vice President and General Manager of the new Strategic Alliances Group in 2000. Before retiring from American Express in 2018, Mr. Bush served as a Senior Advisor to the new chief executive officer, with a special focus on growth opportunities in Asia. In his most recent role from 2015 to 2018, Mr. Bush was President, Global Network and International Card Services, responsible for all consumer business outside the United States and all global bank partnerships. As Executive Vice President, World Service from 2009 to 2015 and Executive Vice President, US Service Delivery from 2005 to 2009, Mr. Bush led customer care as well as global operations, card processing and credit and fraud management. From 2001 to 2005, Mr. Bush was the Regional President, Japan/Asia Pacific/Australia. Mr. Bush is a member of the Board of Trustees and the President’s Council at Valley Health System in New Jersey, the Corporate Board of Jupiter Medical Center in Jupiter, Florida and the Board of Trustees of Rider University. Mr. Bush previously served on the Board of Webster Financial Corporation and was a member of the Global Policy Forum at Penn State University. Mr. Bush received his B.S. in Accounting from Rider University. Mr. Bush’s extensive business experience, including as a senior executive officer of American Express, led the board of directors to conclude that he should serve as a director for the Company.
Richard Petrino
Richard Petrino, 55, has served as a member of the Company’s board of directors since May 27, 2022 and served on the GBT board of directors from October 2019 until May 27, 2022. Since February 2020, Mr. Petrino has served as COO of American Express National Bank (“AENB”) and a member of the AENB Board of Directors and American Express’ Executive Committee. In this role, Mr. Petrino is responsible for the administration of programs and services provided by AENB in partnership with the chief executive officer and other executive officers of AENB. Prior to his role as COO, Mr. Petrino served as Chief Accounting Officer and Corporate Controller of American Express from March 2018 to February 2020. Over his 25+ year career at American Express, Mr. Petrino served in various roles of increasing responsibility in both the Finance and Risk Management organizations. These roles included American Express Chief Operational Risk Officer as well as SVP of Corporate Planning and Investor Relations. Prior to joining American Express, Mr. Petrino worked in the Controllers Group at CS First Boston and in the Audit Group at KPMG. Mr. Petrino received his degree in Accounting from Lehigh University and his MBA from NYU. He is also a CPA. Mr. Petrino’s extensive experience in business and corporate finance, including as a senior executive officer of American Express, led the board of directors to conclude that he should serve as a director for the Company.
Mohammed Saif S.S. Al-Sowaidi
Mohammed Saif S.S. Al-Sowaidi, 41, has served as a member of the Company’s board of directors since May 27, 2022 and served on the GBT board of directors from June 2014 until May 27, 2022. Since April 2020, Mr. Al-Sowaidi has served as the Chief Investment Officer — North and South Americas, for the Qatar Investment Authority, where he leads QIA’s investments across various asset classes in the Americas region. Mr. Al-Sowaidi is also a member of the QIA executive committee. Mr. Al-Sowaidi was President — Qatar Investment Authority US Office, in New York for the period 2015-2020, where Mr. Al-Sowaidi established QIA’s office in New York to support QIA growth in the United States. Mr. Al-Sowaidi joined QIA in 2010 and has held multiple roles, such as Portfolio Manager for the TMT Portfolio, Industrial Portfolio and Head of the Private Equity Funds Portfolio. Before joining QIA, Mr. Al-Sowaidi was a Director, Corporate Banking at Masraf Al-Rayan covering the Government and Real Estate Sectors from 2006-2010 and Financial Analyst at ExxonMobil Treasury in Qatar from 2004-2006. Mr. Al-Sowaidi is a CFA Charterholder, 2013 and obtained his MBA from the TRIUM Program in 2018. Mr. Al-Sowaidi holds double major Bachelor’s Degrees in Statistics and Finance from the University of Missouri Columbia. Mr. Al-Sowaidi’s experience in business, investment management and corporate finance led the board of directors to conclude that he should serve as a director for the Company.
Susan Ward
Susan Ward, 62, has served as a member of the Company’s board of directors since May 27, 2022 and served on the GBT board of directors from September 20, 2021 until May 27, 2022. Ms. Ward has served on the board of directors of Saia, Inc. (Nasdaq: SAIA) since November 2019 and Ecovyst Inc.

(NYSE: ECVT) since June 2020. Ms. Ward is the retired Chief Accounting Officer of UPS, a role in which she served from 2015 to 2019, with her career spanning more than 25 years. At UPS, she held a variety of roles within Finance & Accounting as well as Operations. Her experience includes Corporate Finance, Mergers & Acquisitions, Global Risk Management, Pension Investments, External Reporting, Corporate Accounting, and Internal Audit. Ms. Ward’s experience also includes P&L responsibility for a United States small package operation and the design and execution of a global finance and accounting functional transformation, which was targeted to save annually through technology enabled solutions such as data analytics, artificial intelligence and robotics. Prior to joining UPS, Ms. Ward served as a Senior Manager at Ernst & Young in both New York City and Atlanta where her industry experience included real estate, telecommunications and entrepreneurial businesses. Ms. Ward received her Bachelors in Accounting from St. Bonaventure University and her MBA in Finance from Fordham University. Ms. Ward also attended the Leadership and Strategic Impact Executive Program at the Tuck School of Business at Dartmouth College. Ms. Ward is a Certified Public Accountant. Ms. Ward’s extensive experience in business, corporate finance and accounting led the board of directors to conclude that she should serve as a director for the Company.
Gloria Guevara Manzo
Gloria Guevara Manzo, 55, has served as a member of the Company’s board since May 27, 2022. Ms. Guevara Manzo has served as Chief Special Advisor for the Ministry of Tourism of Saudi Arabia since May 2021. Prior to joining the Ministry of Tourism of Saudi Arabia, Ms. Guevara Manzo was President and Chief Executive Officer of the World Travel & Tourism Council, the body that represents global private travel and tourism worldwide, from August 2017 to May 2021. Ms. Guevara Manzo began her career at NCR Corp in 1989 and in the travel industry in 1995 working at Sabre Travel Network and Sabre Holdings. Ms. Guevara Manzo later served as Chief Executive Officer of JV Sabre Mexico, reporting to a board of directors from Aeromexico, Mexicana, and Sabre Holdings. In March 2010, Ms. Guevara Manzo was appointed by President Felipe Calderon as Secretary of Tourism for Mexico, and in addition, was given the full responsibility of the Mexican Tourism Board. Ms. Guevara Manzo formerly served on the board of directors of HSBC Mexico, Playa Hotels & Resorts (Nasdaq: PLYA) and other organizations. Ms. Guevara Manzo was Special Advisor on Government Affairs to Harvard University’s School of Public Health and was part of the Future for Travel, Tourism and Aviation Global Agenda Council of the World Economic Forum. Ms. Guevara Manzo received her B.S. in Computer Science from Anahuac University and MBA from Kellogg School of Business, Northwestern University. Ms. Guevara Manzo’s extensive experience in business and public service led the board of directors to conclude that she should serve as a director for the Company.
Raymond Donald Joabar
Raymond Donald Joabar, 57, has served as a member of the Company’s board of directors since May 27, 2022 and served on the GBT board of directors from October 2019 until May 27, 2022. Mr. Joabar joined American Express in 1992 and has served in a wide variety of senior roles. Mr. Joabar is Group President of American Express’ Global Merchant & Network Services (“GMNS”) organization. In this position, he leads the team that oversees relationships with the millions of merchants around the world that accept American Express, as well as the team that runs American Express’ payment network and manages bank partnerships globally. Mr. Joabar is a member of the American Express Executive Committee, which is responsible for developing the company’s strategic direction and determining key policies affecting the company overall. Prior to his role as Group President, GMNS, Mr. Joabar served as Chief Risk Officer of American Express and AENB from September 2019 to May 2021. As Chief Risk Officer, Mr. Joabar was responsible for developing American Express’ and the AENB’s risk appetite, ensuring safety and soundness, and strengthening the control and compliance environment. Prior to this, Mr. Joabar served as President of the International Consumer Services and Global Travel and Lifestyle Services group at American Express, where he helped lead the development of the country-by-country strategy that led to accelerated growth in the company’s top strategic international markets. Mr. Joabar received his B.S. in Electrical Engineering from the University of Michigan and his MBA from Manchester Business School. He currently serves on the board of directors of the Lincoln Center Theatre and the American Associates of the National Theatre. Mr. Joabar’s extensive experience in business and risk management, including as a senior executive officer of American Express, led the board of directors to conclude that he should serve as a director for the Company.

Michael Gregory (Greg) O’Hara
Michael Gregory (Greg) O’Hara, 57, has served as the Chairman of the Company’s board of directors since May 27, 2022 and served as the Chairman of GBT from June 2014 until May 27, 2022. Mr. O’Hara is the Founder and Senior Managing Director of Certares Management LLC (“Certares”), a firm founded in 2012 that invests in the travel, tourism and hospitality sectors. Prior to forming Certares, Mr. O’Hara served as Chief Investment Officer of JPMorgan Chase’s Special Investments Group (“JPM SIG”). Prior to this role at JPM SIG, Mr. O’Hara was a Managing Director of One Equity Partners (“OEP”), the private equity arm of JPMorgan. Before joining OEP in 2005, he served as Executive Vice President of Worldspan and was a member of its board of directors. Mr. O’Hara serves on the Boards of Directors of Certares Holdings, CK Opportunities Fund, Certares Real Estate Holdings, Tripadvisor (Nasdaq: TRIP), Singer Vehicle Design and World Travel & Tourism Council. Mr. O’Hara’s extensive experience in business and investment management led the board of directors to conclude that he should serve as a director for the Company.
Itai Wallach
Itai Wallach, 35, has served as a member of the Company’s board since May 27, 2022. Mr. Wallach is a partner in the Private Equity group of Apollo, which he joined in 2012. Mr. Wallach previously served on the board of directors of Qdoba Restaurant Corporation from January 2022 to September 2022, McGraw-Hill Education from March 2017 to July 2021, Smart & Final from June 2019 to July 2021, Smart Stores Holding Corp. from April 2019 to April 2020, The Fresh Market from January 2017 to December 2020 and Jacuzzi Brands from February 2017 to February 2019. Prior to joining Apollo, Mr. Wallach was a member of the Financial Sponsors Investment Banking group at Barclays Capital. He graduated with distinction as an Ivey scholar from the Richard Ivey School of Business at the University of Western Ontario with a Bachelor of Arts in Honors Business Administration. Mr. Wallach’s experience in investment management led the board of directors to conclude that he should serve as a director for the Company.
Board Diversity Matrix
(as of April 21, 2023)
Total Number of Directors	11
	Female	Male	Did Not Disclose
Gender Identity	3	6	2
Demographic Background
Hispanic or Latinx	1	—	—
Middle Eastern	—	1	—
White	2	5	—
Did not Disclose Demographic Background	—	—	2
General Information About the Board of Directors
Director Attendance at Board of Directors, Committee and Annual Meetings
Our board of directors held five meetings from May 27, 2022, the closing of our business combination with Apollo Strategic Growth Capital (“Business Combination”), through December 31, 2022. Each incumbent director serving during fiscal year 2022 attended at least 75% of the aggregate of all meetings of the board of directors and all meetings of committees of which such director was a member. Our Corporate Governance Guidelines provide that directors are expected to attend the Company’s annual meeting of stockholders.
Director Independence
New York Stock Exchange (“NYSE”) listing standards require that a majority of a board of directors be independent, subject to the controlled company exception. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
We have six “independent directors” as defined in the NYSE listing standards and applicable SEC rules, including James Bush, Gloria Guevara Manzo, Michael Gregory (Greg) O’Hara, Mohammed Saif S.S. Al-Sowaidi, Susan Ward and Kathleen Winters. In addition, each of them qualifies as an independent director for the purpose of serving on the Audit and Finance Committee of the board of directors under SEC rules.
Leadership Structure of our Board of Directors
Our Corporate Governance Guidelines provide that the roles of chairman and chief executive officer may be either separate or combined. Our board of directors exercises its discretion in combining or separating these positions as it deems appropriate in the best interests of the Company, subject to the requirements of the Shareholders Agreement.
Currently, our board of directors is chaired by Mr. O’Hara and our Chief Executive Officer is Mr. Abbott. As a general policy, we believe separation of the positions of chairman and chief executive officer reinforces the independence of the board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of the board of directors as a whole.
Board of Directors’ Role in Risk Oversight
Our management is responsible for identifying risks facing our Company, including strategic, financial, operational and regulatory risks, implementing risk management policies and procedures and managing our day-to-day risk exposure.
The Audit and Finance Committee discusses guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit function, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.
The Compensation Committee reviews the compensation arrangements for the Company’s employees to evaluate whether incentive and other forms of pay encourage unnecessary or excessive risk taking, and reviews and discusses, at least annually, the relationship between risk management policies and practices, corporate strategy and the Company’s compensation arrangements.
The Nominating and Corporate Governance Committee recommends that the board of directors establish such special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.
The Risk Management and Compliance Committee reviews and assesses management’s identification of all risks and their relative weights; assesses the adequacy of management’s plan for risk control or mitigation, and, in coordination with the Audit and Finance Committee, disclosure of such risks; reviews and assesses the effectiveness of the Company’s regulatory corporate compliance framework and opportunities proposed by management and selected by the Risk Management and Compliance Committee for further review and assessment; and reviews, assesses and discusses: (i) any risks or other material exposures, (ii) the steps management has taken to minimize such risks or other exposures, (iii) the Company’s underlying policies with respect to risk assessment and risk management and (iv) the overall effectiveness of the Company’s culture of compliance.
In addition, the board of directors is regularly presented with information at its regularly scheduled and special meetings regarding risks facing our Company, and management provides more frequent, informal communications to the board of directors between regularly scheduled meetings which are designed to give the board of directors regular updates about our business. The board of directors considers this information and provides feedback, makes recommendations, and, as appropriate, authorizes or directs management to address particular exposures to risk.

Committees of the Board of Directors
Our board of directors has established the following committees: an Audit and Finance Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Risk Management and Compliance Committee. The composition and responsibilities of each of the committees of the board are described below. From time to time, our board of directors may establish other committees to facilitate the management of our business. Members will serve on these committees until their resignation or until as otherwise determined by our board of directors.
Audit and Finance Committee
The Audit and Finance Committee consists of Susan Ward, who serves as the chair, James Bush and Kathleen Winters. Each of Susan Ward, James Bush and Kathleen Winters qualifies as an independent director under the corporate governance standards of the NYSE and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The board of directors has determined that each of Susan Ward and Kathleen Winters qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K. The functions of the Audit and Finance Committee include, among other things:
•
evaluating the performance, independence and qualifications of our independent auditors and determining whether to retain our existing independent auditors or engage new independent auditors;

•
reviewing and approving the engagement of our independent auditors to perform audit services and any permissible non-audit services;

•
monitoring the rotation of partners of our independent auditors on our engagement team as required by law and considering whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis;

•
reviewing relationships that may reasonably be thought to bear on our auditors’ independence, and assessing and otherwise taking the appropriate action to oversee the independence of our independent auditors;

•
reviewing our annual and quarterly financial statements and reports, including the disclosures contained under the caption “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and discussing the statements and reports with our independent auditors and management;

•
overseeing the activities of the internal audit function, including its responsibilities, budget and staffing, and reviewing with management the progress and results of all internal audit projects;

•
reviewing with management our internal controls, including any special audit steps adopted in light of the discovery of material control deficiencies;

•
reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation and matters concerning the scope, adequacy and effectiveness of our financial controls;

•
reviewing with management and our auditors any earnings announcements and other public announcements regarding material developments;

•
establishing procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters and other matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•
preparing the report that the SEC requires in our annual proxy statement;

•
reviewing and providing oversight of any related person transactions and reviewing and monitoring compliance with legal and regulatory responsibilities, including our Code of Conduct;

•
reviewing our major financial risk exposures, including the guidelines and policies to govern the process by which risk assessment and risk management is implemented; and

•
reviewing and evaluating on an annual basis the performance of the Audit and Finance Committee, including compliance of the Audit and Finance Committee with its charter.

Our board of directors has adopted a written charter for the Audit and Finance Committee, which is available on our website.
In addition, the Audit and Finance Committee carries out the functions assigned to the exchange committee (“Exchange Committee”) under the Exchange Agreement (as defined below), subject to our board of directors’ reserved discretion to redelegate such functions to a separate exchange committee that meets the requirements set forth in the Exchange Agreement.
Compensation Committee
The Compensation Committee consists of James Bush, who serves as the chair, Gloria Guevara Manzo and Michael Gregory (Greg) O’Hara. Each of James Bush, Gloria Guevara Manzo and Michael Gregory (Greg) O’Hara qualifies as an independent director under the corporate governance standards of the NYSE and as a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act. The functions of the Compensation Committee include, among other things:
•
reviewing, modifying and approving our overall compensation strategy and policies;

•
reviewing and approving the compensation and other terms of employment of our executive officers;

•
reviewing and approving performance goals and objectives relevant to the compensation of our executive officers and assessing their performance against these goals and objectives;

•
reviewing, modifying, approving and administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as modifying, amending or terminating existing plans and programs;

•
establishing policies with respect to votes by our stockholders to approve executive compensation as required by Section 14A of the Exchange Act and determining our recommendations regarding the frequency of advisory votes on executive compensation;

•
retaining or terminating a compensation consultant or firm to be used to assist the Compensation Committee in benchmarking and setting appropriate compensation levels and policies and approving such consultant’s or firm’s fees and other retention terms;

•
establishing policies with respect to equity compensation arrangements;

•
reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers;

•
reviewing the adequacy of its charter on a periodic basis;

•
preparing the report that the SEC requires in our annual proxy statement; and

•
reviewing and assessing on an annual basis the performance of the Compensation Committee.

Our board of directors has adopted a written charter for the Compensation Committee, which is available on our website.
Compensation Consultant Independence.   The Compensation Committee continually reviews the Company’s compensation program and meets regularly with Semler Brossy Consulting Group, LLC (“Semler Brossy”), its independent compensation consultant, to conduct a review of the Company’s compensation practices. The Compensation Committee has considered various factors bearing upon Semler Brossy’s independence including, but not limited to, the fees received by Semler Brossy from GBTG as a percentage of Semler Brossy’s total revenue; Semler Brossy’s ownership of any GBTG stock, Semler Brossy’s policies and procedures designed to prevent conflicts of interest; and any business or personal relationships that could impact Semler Brossy’s independence. Upon completion of its review, the Compensation Committee determined that Semler Brossy was independent and that its engagement did not present any conflicts of interest. Semler Brossy reports directly to the Compensation Committee. The Compensation Committee considers input from the compensation consultant as one factor in making decisions with respect to compensation matters.

Compensation Policies and Practices Risk Assessment.   The Compensation Committee has assessed compensation policies and practices for Company employees and has concluded that such policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company or its business. For further discussions of the risk assessment of our executive compensation programs, see the section below “Compensation Discussion & Analysis — Compensation Committee Review of Risk”.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Michael Gregory (Greg) O’Hara, who serves as the chair, James Bush and Mohammed Saif S.S. Al-Sowaidi. Each of James Bush, Michael Gregory (Greg) O’Hara, James Bush and Mohammed Saif S.S. Al-Sowaidi qualifies as an independent director under the corporate governance standards of the NYSE. The functions of the Nominating and Corporate Governance Committee include, among other things:
•
identifying, reviewing and evaluating candidates to serve on the board of directors consistent with criteria approved by the board;

•
determining the minimum qualifications for service on the board;

•
evaluating, nominating and recommending individuals for membership on the board of directors;

•
evaluating nominations by stockholders of candidates for election to the board of directors;

•
considering and assessing the independence of members of GBTG;

•
developing a set of corporate governance policies and principles, including a code of business conduct and ethics, periodically reviewing and assessing these policies and principles and their application and recommending to the board of directors any changes to such policies and principles;

•
considering questions of possible conflicts of interest of directors as such questions arise;

•
reviewing the adequacy of its charter on an annual basis; and

•
annually evaluating the performance of the Nominating and Corporate Governance Committee.

Our board of directors has adopted a written charter for the Nominating and Corporate Governance Committee that is available on our website and subject to the nomination rights of Amex HoldCo., Juweel and Expedia (together, the “Continuing JerseyCo Owners”) in the Shareholders Agreement.
Risk Management and Compliance Committee
The Risk Management and Compliance Committee consists of Kathleen Winters, who serves as the chair, Raymond Donald Joabar, Richard Petrino, Mohammed Saif S.S. Al-Sowaidi and Susan Ward. The functions of the Risk Management and Compliance Committee include, among other things:
•
assessing and providing oversight to management relating to the identification and assessment of material risks facing us, including strategic, operational, regulatory, information and external risks inherent in our business and the control processes with respect to such risks;

•
overseeing our risk management, compliance and control activities, including without limitation the development and execution by management of strategies to mitigate risks; and

•
overseeing the integrity of our systems of operational controls regarding legal and regulatory compliance.

Our board of directors has adopted a written charter for the Risk Management and Compliance Committee. The charter is available on our website.
Code of Conduct
Our board of directors has adopted a Code of Conduct applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at https://investors.amexglobalbusinesstravel.com. The Nominating and Corporate Governance Committee of our board of directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for executive officers and directors with respect to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K. Any amendments or waivers to the Code of Conduct requiring disclosure under SEC rules and NYSE listing standards will be posted on our website.
Stockholder Communications with the Board of Directors
Stockholders of the Company wishing to communicate with the board of directors or an individual director may send a written communication to the board of directors or such director at the following address:
c/o Global Business Travel Group, Inc.
666 3rd Avenue, 4th Floor
New York, NY 10017
Attn: Corporate Secretary
The Corporate Secretary will review each communication, and will forward such communication to the board of directors or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Corporate Secretary shall discard the communication or inform the proper authorities, as may be appropriate.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit and Finance Committee is responsible for the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with this responsibility, the Audit and Finance Committee evaluates and monitors the auditors’ qualifications, performance and independence. This responsibility includes a review and evaluation of the independent auditors. The Audit and Finance Committee approves all audit engagement fees and terms associated with the retention of the independent auditors.
As a matter of good corporate governance, the board of directors is requesting our stockholders to ratify the Audit and Finance Committee’s selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. KPMG LLP has served as GBT’s independent registered public accounting firm since 2014. The Audit and Finance Committee and the board of directors believe that the continued retention of KPMG LLP as our independent auditors is in the best interests of the Company. The Audit and Finance Committee carefully considered the selection of KPMG LLP as our independent auditors. The Audit and Finance Committee charter requires the Audit and Finance Committee to periodically consider whether the independent audit firm should be rotated. In addition to evaluating rotation of the independent auditors, the Audit and Finance Committee oversees the selection of the new lead audit partner and the Audit and Finance Committee chair participates directly in the selection of the new lead audit partner.
If the stockholders do not ratify the selection, the Audit and Finance Committee will reconsider its selection. Even if the selection is ratified, the Audit and Finance Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that such a change would be in the best interests of the Company and its stockholders.
Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions at the Annual Meeting.
Required Vote
Approval by the affirmative vote of a majority of votes cast by the holders of all of the shares of common stock that are entitled to vote on the matter is required to ratify the selection of KPMG LLP.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.
Fees Billed by the Principal Accountant
The following table sets forth all fees billed for professional audit services and other services rendered by KPMG LLP for each of the years ended December 31, 2022 and 2021:
	2022 ($)	2021 ($)
	(in thousands)
Audit Fees(1)	6,437	7,520
Audit-Related Fees(2)	700	659
Tax Fees(3)	2,740	2,679
Total(4)	9,877	10,858

(1)
Audit Fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with SEC registration statements and services that are normally provided by KPMG LLP, such as comfort letters, in connection with statutory and regulatory filings or engagements.
(2)
Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with attestation services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

(3)
Tax Fees consist of fees for professional services rendered for tax compliance and tax advice.

(4)
The fees for the years ended December 31, 2022 and 2021 include those incurred for services provided by KPMG LLP to GBT until the closing of the Business Combination on May 27, 2022.

Audit and Finance Committee Pre-Approval Policy
Our Audit and Finance Committee is responsible for approving all audit, audit-related and certain other services specified in its charter. The Audit and Finance Committee reviews and, in its sole discretion, approves the independent auditors’ annual engagement letter, including the proposed fees contained therein, as well as all audit and all permitted non-audit engagements and relationships between the Company and the independent auditor (which approval should be made after receiving input from the Company’s management, if desired). Approval of audit and permitted non-audit services will be made by the Audit and Finance Committee or as otherwise provided for in a pre-approval policy approved by the Audit and Finance Committee.

AUDIT AND FINANCE COMMITTEE REPORT
The Audit and Finance Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2022, with our management and with our independent registered public accounting firm, KPMG LLP. In addition, the Audit and Finance Committee discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. The Audit and Finance Committee also discussed with KPMG LLP the written disclosures and the independence letter from KPMG LLP required by the applicable requirements of the PCAOB.
Based on the Audit and Finance Committee’s review of the audited consolidated financial statements and the review and discussions described in the preceding paragraph, the Audit and Finance Committee recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended December 31, 2022, be included in the 2022 Annual Report.
Audit and Finance Committee
Susan Ward (Chair)
James Bush
Kathleen Winters
The above Audit and Finance Committee Report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act whether made before or after the date of this proxy statement and irrespective of any general incorporation language in any such filings.

PRINCIPAL STOCKHOLDERS
The following table sets forth information regarding beneficial ownership of our common stock as of the Record Date by:
•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•
each of our directors;

•
each of our NEOs; and

•
all of our current executive officers and directors as a group.

The percentage ownership information is based on 69,498,992 shares of Class A Common Stock and 394,448,481 shares of Class B Common Stock outstanding as of the Record Date, which for purposes of the table below include any shares of unvested restricted stock that are held by such individual or entity over which such individual or entity has voting rights.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to equity awards or other rights held by such person that are currently exercisable or will become exercisable within 60 days after the Record Date, are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.
	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(1)(2)	Shares	Percent	Shares	Percent	Percent
Five Percent Holders
Juweel Investors (SPC) Limited(3)	162,388,084	70.0%	162,388,084	41.2%	35.0%
American Express Company(4)	157,786,199	69.4%	157,786,199	40.0%	34.0%
Expedia Group, Inc.(5)	74,274,198	51.7%	74,274,198	18.8%	16.0%
Apollo Principal Holdings III GP, Ltd.(6)	25,706,886	37.0%	—	—	5.5%
Entities affiliated with or managed by affiliates of Ares Management LLC(7)	8,675,568	12.5%	—	—	1.9%
HG Vora Capital Management, LLC(8)	8,200,000	11.8%	—	—	1.8%
Sabre Corporation(9)	8,000,000	11.5%	—	—	1.7%
Zoom Video Communications, Inc.(10)	4,000,000	5.9%	—	—	*
Directors and Named Executive Officers
Paul Abbott	17,739	*	—	—	*
Martine Gerow(11)	1,158,332	1.6%	—	—	—
Andrew Crawley	—	*	—	—	*
Michael Qualantone(12)	438,117	*	—	—	*
Eric Bock(13)	465,805	*	—	—	—
James Bush	17,500	*	—	—	*
Eric Hart	—	—	—	—	—
Raymond Donald Joabar	—	—	—	—	—

	Class A Common Stock Beneficially Owned		Class B Common Stock Beneficially Owned		Combined Total Voting Power
Name of Beneficial Owner(1)(2)	Shares	Percent	Shares	Percent	Percent
Gloria Guevara Manzo	—	—	—	—	—
Michael Gregory O’Hara	—	—	—	—	—
Richard Petrino	—	—	—	—	—
Mohammed Saif S.S. Al-Sowaidi	—	—	—	—	—
Itai Wallach	—	—	—	—	—
Susan Ward	—	—	—	—	—
Kathleen Winters	—	—	—	—	—
Directors and Executive Officers as a Group	—	—	—	—	—
(20 Individuals)(14)	3,626,349	5.0%	—	—	*

*
Represents beneficial ownership of less than 1%.

(1)
The Continuing JerseyCo Owners (or certain permitted transferees thereof) have the right, on the terms and subject to the conditions of the Exchange Agreement, to exchange their non-voting redeemable shares of GBT (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions or, in certain limited circumstances, at the option of the Exchange Committee, for cash (based on the volume-weighted average price of the shares of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date). “Class A Common Stock Beneficially Owned” includes the shares of Class A Common Stock issuable upon such exchanges.

(2)
The business address of each director and executive officer of GBTG is c/o Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, NY 10017.

(3)
Based solely upon the Schedule 13D filed by Juweel with the SEC on June 6, 2022. Juweel is managed by its board of directors. The business address of Juweel is 350 Madison Avenue, 8th Floor, New York, NY 10017.

(4)
Based solely upon the Schedule 13D filed by American Express with the SEC on June 6, 2022. Consists of securities held of record by Amex HoldCo. The principal business address of this entity is 200 Vesey Street, New York, NY 10285.

(5)
Based solely upon the Schedule 13D filed by Expedia Group, Inc. with the SEC on June 6, 2022. Consists of securities held of record by Expedia. The business address of such parties is 1111 Expedia Group Way W., Seattle, WA 98119.

(6)
Based solely upon the Schedule 13D/A filed by Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) with the SEC on October 13, 2022. APSG Sponsor, L.P. (the “Sponsor”) is managed by affiliates of Apollo. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the sole member of Holdings GP. Principal III GP serves as the general partner of Principal III. Messrs. Marc Rowan, Scott Kleinman and James Zelter are the directors of Principal III GP and as such may be deemed to have voting and dispositive control of the securities held of record by Sponsor. The address of each of the Sponsor and Holdings GP is c/o Walkers Corporate Limited, Cayman Corporate Centre, 27 Hospital Rd., George Town, Cayman Islands, KY1-9008. The address of each of Principal III and Principal III GP is c/o Intertrust Corporate Services, (Cayman) Limited, 190 Elgin Avenue, George Town, Cayman Islands, KY1-9008. The address of each of Messrs. Rowan, Kleinman and Zelter is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(7)
Based solely upon the Schedule 13G filed by Ares Management LLC with the SEC on June 8, 2022. Consists of 8,675,568 shares of Class A Common Stock. 4,337,784 shares of Class A Common Stock are held by ASOF Holdings I, L.P., 2,168,891 shares of Class A Common Stock are held by ASOF II A (DE) Holdings I, L.P. and 2,168,893 shares of Class A Common Stock are held by ASOF II Holdings I, L.P. (collectively, the “Ares Holders”). The manager of the Ares Holders is ASOF Investment Management LLC, and the sole member of ASOF Investment Management LLC is Ares Management

LLC. The sole member of Ares Management LLC is Ares Management Holdings L.P. and the general partner of Ares Management Holdings L.P. is Ares Holdco LLC. The sole member of Ares Holdco LLC is Ares Management Corporation. Ares Management GP LLC is the sole holder of the Class B common stock of Ares Management Corporation (the “Ares Class B Common Stock”) and Ares Voting LLC is the sole holder of the Class C common stock of Ares Management Corporation (the “Ares Class C Common Stock”). Pursuant to Ares Management Corporation’s Certificate of Incorporation in effect as of the date of this filing, the holders of the Ares Class B Common Stock and the Ares Class C Common Stock, collectively, will generally have the majority of the votes on any matter submitted to the stockholders of Ares Management Corporation if certain conditions are met. The sole member of both Ares Management GP LLC and Ares Voting LLC is Ares Partners Holdco LLC. We refer to all of the foregoing entities collectively as the “Ares Entities.” Ares Partners Holdco LLC is managed by a board of managers, which is composed of Michael Arougheti, Ryan Berry, R. Kipp deVeer, David Kaplan, Antony Ressler and Bennett Rosenthal. Mr. Ressler generally has veto authority over decisions by the board of managers of Ares Partners Holdco LLC. Each of the members of the board of managers expressly disclaims beneficial ownership of the Class A Common Stock owned by ASOF Holdings I, L.P., ASOF II A (DE) Holdings I, L.P. and ASOF II Holdings I, L.P., respectively. Each of the Ares Entities (other than ASOF Holdings I, L.P., ASOF II A (DE) Holdings I, L.P. and ASOF II Holdings I, L.P., each with respect to the shares of Class A Common Stock owned by it) and the equity holders, partners, members and managers of the Ares Entities expressly disclaims beneficial ownership of these shares of Class A common stock. The address of each Ares Entity is 2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.
(8)
Based solely on the Schedule 13G/A filed by HG Vora Capital Management, LLC with the SEC on February 14, 2023. HG Vora Capital Management, LLC is the investment adviser to and may be deemed to have voting and dispositive power of the securities held by HG Vora Special Opportunities Master Fund, Ltd. Parag Vora is the manager of HG Vora Capital Management, LLC. The mailing address for each of these entities and the individual discussed in this footnote is 330 Madison Avenue, 20th Floor, New York, NY 10017.

(9)
Based solely on the Schedule 13G filed by Sabre Corporation with the SEC on March 3, 2023. Marlins Acquisition Corp. is an indirect, wholly-owned subsidiary of Sabre Corporation. Sabre Corporation may be deemed to have voting and dispositive power of the securities held by Marlins Acquisition Corp. The business address of Sabre Corporation is 3150 Sabre Drive, Southlake, TX 76092.

(10)
Based solely on the Schedule 13G filed by Zoom Video Communications, Inc. with the SEC on February 14, 2023. The business address of Zoom Video Communications, Inc. is 55 Almaden Boulevard, 6th Floor, San Jose, CA 95113.

(11)
Includes 1,148,331 stock options that are exercisable within 60 days of the Record Date.

(12)
Includes 371,303 stock options that are exercisable within 60 days of the Record Date.

(13)
Includes 331,503 stock options that are exercisable within 60 days of the Record Date.

(14)
Includes 3,330,797 stock options that are exercisable within 60 days of the Record Date.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities (“Reporting Persons”) to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of and transactions in the Class A Common Stock and other equity securities of the Company, generally within two business days of a reportable transaction. As a practical matter, the Company seeks to assist its directors and executives by monitoring transactions and completing and filing reports on their behalf.
To our knowledge, based solely on review of the copies of such reports and any amendments thereto furnished to us during or with respect to our most recent fiscal year, all Section 16(a) filing requirements applicable to the Reporting Persons were satisfied, with the exception of the following reports, which were filed late: (i) a Form 3 for Marlins Acquisition Corp., which became a beneficial owner of more than 10% of Class A Common Stock on May 27, 2022; (ii) a Form 3 for Ares Partners Holdco LLC and its affiliated entities, which became beneficial owners of more than 10% of Class A Common Stock on May 27, 2022; (iii) a Form 4 for Ares Partners Holdco LLC and its affiliated entities with respect to shares of Class A Common Stock purchased on May 31, June 1, June 2 and June 3, 2022; (iv) a Form 4 for Mr. Bock with respect to warrants exercisable for Class A Common Stock purchased on June 6, 2022; (v) a Form 4 for Mr. Bush with respect to shares of Class A Common Stock purchased on June 9, 2022; and (vi) two Forms 4 for Mr.  Christopher Van Vliet with respect to shares of Class A Common Stock purchased on August 15, 2022 and November 23, 2022. Additionally, a Form 4 was filed late for Mr. Van Vliet with respect to the withholding of shares of Class A Common Stock to satisfy tax withholding obligations in connection with the vesting of restricted stock units on March 1, 2023, and a Form 4 was filed late for each of Messrs. Abbott, Bock, Crawley, Hollyhead, Konwiser, Thompson and Van Vliet and Mses. Huska and Tchobanova with respect to a grant of restricted stock units on March 10, 2023.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS
Biographical data for each of our current executive officers is set forth below, excluding Mr. Abbott’s biography, which is included in the Section entitled “Proposal 1 — Election of Directors.”
Eric J. Bock
Eric J. Bock, 58, has served as the Chief Legal Officer, Global Head of M&A and Corporate Secretary of GBT since October 2014 and has served as our Chief Legal Officer, Global Head of M&A and Compliance & Corporate Secretary since May 27, 2022. Prior to joining the Company, Mr. Bock served as Executive Vice President, Chief Legal Officer and Chief Administrative Officer, as well as Chief Compliance and Ethics Officer of Travelport Worldwide Limited (“Travelport”) and as a member of the board of directors of eNett International, a leading provider of innovative, integrated payment solutions. In addition to playing an integral role in developing and implementing Travelport’s strategic plans, Mr. Bock was also Chairman of the Enterprise Risk Management Committee and a member of the Employee Benefits, Charitable, Disclosure and Investment Committees. Prior to joining Travelport, Mr. Bock served as Executive Vice President, Law and Corporate Secretary for Cendant Corporation, overseeing the company’s legal practice groups in securities and corporate finance, mergers and acquisitions, corporate secretarial and governance matters, executive compensation, travel distribution services and marketing services. Mr. Bock also served on Cendant Corporation’s Business Ethics Committee, Disclosure Committee, Employee Benefits Committee and Business Continuity Planning Committee. Before Cendant Corporation, Mr. Bock was an associate in the corporate group of Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Bock received his B.A. from Lafayette College and his J.D. from Fordham University School of Law.
Andrew George Crawley
Andrew George Crawley, 56, has served as the President of the Company since January 2023, previously serving as the Chief Commercial Officer of GBT since April 2020 and has served as our Chief Commercial Officer since May 27, 2022. Mr. Crawley is also a non-executive director of Travelopia, a KKR portfolio company. Previously, Mr. Crawley served as Chief Executive Officer and Chairman of the board of directors of International Airlines Group (“IAG”) Loyalty. In addition, Mr. Crawley was a member of the IAG Management Committee from January 2016 to March 2020. Prior to joining IAG Loyalty, Mr. Crawley served as Chief Executive Officer of IAG Cargo. Prior to joining IAG Cargo, Mr. Crawley served as Chief Commercial Officer and Executive Board Member at British Airways plc (“British Airways”). Mr. Crawley also served as Chairman of British Airways Holidays, Chairman of OpenSkies (British Airways’ wholly-owned French airline subsidiary) and a board member of Avios Group Ltd. Mr. Crawley started his travel career in British Airways in 1992 and worked in a variety of sales, marketing and operational roles in the United Kingdom, Europe and Asia, ultimately serving on the board of directors of British Airways. Prior to joining British Airways, Mr. Crawley spent two years in advertising. Mr. Crawley received his BSc degree from London University (QMC). Mr. Crawley also completed the Advanced Management Program at Harvard Business School.
Martine Gerow
Martine Gerow, 62, has served as the Chief Financial Officer of GBT since June 2017 and has served as our Chief Financial Officer since May 27, 2022. Prior to joining the Company, Ms. Gerow served as Chief Financial Officer of Carlson Wagonlit Travel where she led a complete refinancing and a global finance transformation program. Ms. Gerow has also held chief financial officer positions at French media services company Solocal Groupe and Spanish multinational food company, The Campofrio Food Group. Earlier in her career, Ms. Gerow was a strategy consultant for the Boston Consulting Group, before moving to PepsiCo, Inc. and then Danone S.A., where she held Division Chief Financial Officer and Group Controller roles. Ms. Gerow received her business degree from HEC Paris and her MBA from Columbia Business School in New York. On March 1, 2023, Ms. Gerow notified the Company of her decision to resign as Chief Financial Officer to take a position outside the Company and she will continue to serve in her role as Chief Financial Officer through June 30, 2023 in order to allow time to transition her responsibilities.

Mark Hollyhead
Mark Hollyhead, 53, has served as the Chief Product Officer & President of Egencia since September 2022. Mr. Hollyhead previously served as the President of Egencia since April 2021. Prior to joining the Company, Mr. Hollyhead served as Egencia’s Global Chief Operating Officer since 2016. Prior to serving as Egencia’s Global Chief Operating Officer, Mr. Hollyhead served as a Senior Vice President for the Americas with Egencia. Mr. Hollyhead has over 30 years of global experience in commercial, operations and product across the travel and telecommunications industries. Prior to joining Egencia, Mr. Hollyhead was the Head of Transformation with Vodafone. Prior to joining Vodafone, Mr. Hollyhead spent 15 years at British Airways in a variety of leadership positions including as Vice President of eCommerce and Customer Contact, and Head of Revenue Management for the long-haul business worldwide. Mr. Hollyhead completed his tenure at British Airways as the Head of London Heathrow Customer Operations where he was responsible for Terminals 1, 3 and 4. Mr. Hollyhead was also the Chair of the Terminal 5 passenger program that was tasked with designing the customer experience and the consolidation of all operations into one terminal. Mr. Hollyhead received his MBA in Strategy and Distribution from the City of London Westminster Business School and received a post graduate Diploma in Applied Economics at Birkbeck University of London.
Patricia Anne Huska
Patricia Anne Huska, 54, has served as the Chief People Officer of GBT since December 2018 and has served as our Chief People Officer since May 27, 2022. Prior to becoming Chief People Officer, Ms. Huska served as our Vice President of Global Human Resources, responsible for the development and execution of strategies aimed at attracting talent, while retaining and engaging the existing employee base. Ms. Huska also has significant merger and acquisition experience. Ms. Huska played a key role in the planning and creation of the joint venture established by American Express Company comprising the legacy GBT operations with a predecessor of Juweel and a group of institutional investors led by an affiliate of Certares, as well as spearheading the HR integration of multiple acquisitions. Ms. Huska was previously with American Express from 1994 to 2014. Ms. Huska received her M.A. in Management from Lesley University and her B.A. in Business Administration from the University of Massachusetts at Amherst.
Evan Konwiser
Evan Konwiser, 41, has served as the Chief Marketing and Strategy Officer since September 2022. Mr. Konwiser previously served as the Executive Vice President, Product, Strategy and Communications of GBT since February 2020 and our EVP Product, Strategy and Communications since May 27, 2022. Prior to joining the Company, Mr. Konwiser served as co-founder and Chief Operating Officer of Skylark, a luxury leisure travel agency start-up. Mr. Konwiser previously built two other travel products: FlightCaster, which predicts flight delays real-time and was acquired in 2010, and Farely, which analyzes airline cost data for travel buyers. As part of the FlightCaster acquisition, Mr. Konwiser ran the travel business for Next Jump, which includes employee discount programs for Fortune 500 companies. Mr. Konwiser also spent several years consulting in the travel industry for travel management companies, airlines, global distribution systems and travel media companies. Mr. Konwiser has also been an advisor to travel start-ups including Safely, Suiteness, Olset (acquired by Deem), RocketMiles (acquired by Priceline), and GetGoing (acquired by BCD Travel). Prior to that, Mr. Konwiser was a consultant at Bain & Company and also worked at Kayak. Mr. Konwiser is a six-time Dragon / Critic at the Phocuswright Travel Innovation Summit and is the facilitator of the Phocuswright Young Leaders Summit. Mr. Konwiser previously served on The Board of Association of Corporate Travel Executives and was selected as one of the “25 Most Influential Business Travel Executives” of 2016. Mr. Konwiser received his B.A. and MBA degrees from Dartmouth.
Boriana Tchobanova
Boriana Tchobanova, 48, has served as the Chief Transformation Officer of GBT since May 2020 and has served as our Chief Transformation Officer since May 27, 2022. In this capacity, Ms. Tchobanova is a member of the Executive Leadership Team and leads business transformation, mergers and acquisitions integration, and strategic projects. Prior to joining GBT, Ms. Tchobanova held various positions at American Express where she led multiple operations and business transformation functions, and championed large enterprise-wide changing initiatives. Ms. Tchobanova received her B.S. in Management and MBA degrees from the University of New Orleans.
David Thompson
David Thompson, 56, has served as the Chief Information Technology Officer of GBT since November 2017 and has served as our Chief Technology Officer since May 27, 2022. Prior to joining the Company, Mr. Thompson served as Executive Vice President of Global Operations and Chief Technology Officer at The Western Union Company (“Western Union”), where he was responsible for overseeing the IT infrastructure needed to develop and support the next generation of Western Union money transfer and payment capabilities. Mr. Thompson has more than 20 years of experience in the technology industry. Prior to joining Western Union, Mr. Thompson served as Group President, Services and Support and Global CIO of Symantec Corporation. Prior to this role, Mr. Thompson served as Symantec Corporation’s EVP and CIO and, during his six years at the company, led an organization that offered expert solutions and support in information security, technology, availability and storage. Earlier in his career, Mr. Thompson served as SVP and CIO for Oracle Corp. and Vice President of Services and CIO at PeopleSoft, Inc. Mr. Thompson previously served over 10 years on the board of directors for CoreSite Realty Corp. Mr. Thompson received his B.B.A. from Marymount University.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the following Compensation Discussion and Analysis (“CD&A”) and, based on such review and discussions, the Compensation Committee recommended to our board of directors that this CD&A be included in this proxy statement.
Compensation Committee
James Bush (Chair)
Gloria Guevara Manzo
Michael Gregory (Greg) O’Hara

COMPENSATION DISCUSSION & ANALYSIS
This CD&A describes the elements of our executive compensation philosophy and provides information about the objectives and components of our executive compensation program and how it operates for our NEOs. It also sets forth how the Compensation Committee arrived at the specific compensation policies and practices involving our NEOs during fiscal year 2022. Our Compensation Committee may choose to implement different compensation programs for our NEOs and directors in the future.
Our NEOs for 2022 were:
Name	Positions Held with the Company
Paul Abbott	Chief Executive Officer
Martine Gerow	Chief Financial Officer
Andrew Crawley	President
Michael Qualantone	Former Chief Revenue Officer
Eric J. Bock	Chief Legal Officer, Global Head of Mergers & Acquisitions and Compliance and Corporate Secretary
Executive Compensation Philosophy and Objectives
Executive compensation is a vital tool to attract and retain top talent and ensure that our corporate goals are met. Our compensation program is designed to be competitive and reward the achievement of our strategic, financial and operational objectives. We have designed our executive compensation program to achieve the following primary objectives:
•
provide market competitive compensation and benefits that will attract, retain, motivate, and reward a talented team of executive officers,

•
integrate pay with the Company’s annual and long-term performance goals,

•
encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and

•
reinforce our culture, including the welfare and workplace equity of our employees.

Compensation-Setting Process
Role of the Compensation Committee, Senior Management and Compensation Consultant
The Compensation Committee is responsible for overseeing our executive compensation program and determining the compensation of our executive officers, including the NEOs. In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices and, with the advice and support of Semler Brossy, focuses on the degree to which these policies and practices reflect our executive compensation philosophy and align with best compensation practices.
In the first quarter of each fiscal year, the Compensation Committee reviews, with input from the Chief Executive Officer with respect to incentive measurement and goal-setting, the compensation of our executive officers, including the corporate performance measures and objectives used to determine their annual cash bonuses for the current fiscal year, and then decides whether to make any adjustments to their base salaries and annual cash bonus opportunities, as well as whether to approve any grants of equity awards.
The Compensation Committee seeks the input of our Chief Executive Officer when discussing the performance of and compensation for our executive officers, including the NEOs other than the Chief Executive Officer. Our Chief Executive Officer reviews the performance of all executive officers annually and presents to the Compensation Committee his recommendations as to their compensation, including base salary adjustments, cash bonus payouts and equity awards. The Compensation Committee uses this input as well as the input of our Chief People Officer and the compensation consultant in its deliberations to determine the compensation of our executive officers and to evaluate the retention implications of our executive compensation plans.
Comparative Market Data
To assist the Compensation Committee during its annual review of compensation, Semler Brossy prepared a comparative market data analysis on compensation practices of a peer group of comparable companies. The Compensation Committee reviewed and approved a peer group consisting of the twenty-five United States-based publicly traded companies representing a blend of Hotel/Leisure, Commercial Services and IT/B2B companies. These approved peer group companies have revenues between 0.25 to 4.0 times Company revenue and/or market capitalization between 0.25 to 3.0 times Company market capitalization. While we acknowledge that our fiscal year 2022 peer group contains a few companies that are much larger in terms of revenue and market valuation than the rest of the group, we include them because they are direct business and talent competitors in an industry where there are limited public companies at our size. Below is a list of the companies in our peer group for fiscal year 2022:
Fiscal Year 2022 Peer Group Companies
ADT Inc.	Norwegian Cruise Line
Alliance DataSystems Corporation	Paychex, Inc.
Avaya Holdings Corp.	Royal Caribbean Cruises Ltd.
Black Knight, Inc.	Sabre Corporation
Broadridge Financial Solutions, Inc.	Sykes Enterprises, Incorporates
CBIZ, Inc.	The Western Union Company
Choice Hotels International, Inc.	Travel + Leisure Co.
Concentrix Corporation	Tripadvisor, Inc.
Conduent Incorporated	Verisk Analytics, Inc.
Equifax Inc.	Viad
Expedia Group, Inc.	WEX Inc.
Hilton Worldwide Holdings Inc.	Wyndham Hotels & Resorts, Inc.
Hyatt Hotels Corporation
The Compensation Committee uses the competitive market data as a guide when making decisions about total compensation, as well as individual elements of compensation; however, the Compensation Committee does not formally benchmark our NEOs’ compensation against this data. Instead, the Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential, experience and succession planning.
Executive Compensation Program Elements
Our executive compensation program is designed to align the interests of our NEOs with those of our stockholders. We believe that a significant portion of NEO compensation should be performance-based. We consider that such compensation should be “at risk” in order to incentivize performance. Our executive compensation program meets the goal of aligning with stockholder interests by delivering compensation in the form of equity and other performance-based awards.

The charts below show the 2022 mix of target compensation opportunity for Mr. Abbott and for the other NEOs as a group.
The following describes each element of our executive compensation program.
Annual Base Salary
We provide base salary as a fixed source of compensation to our executives for their day-to-day responsibilities. In 2022, base salaries established for each of our NEOs reflected each individual’s responsibilities, experience, position, prior performance, competitive positioning from Semler Brossy’s market analysis, and other discretionary factors our Compensation Committee deems relevant.
The table below reflects the annual base salaries approved by the Compensation Committee for our NEOs during the fiscal years ended December 31, 2022 and December 31, 2021. Differences in base salary rates for Messrs. Abbott and Crawley are solely a result of changes in exchange rates. Ms. Gerow’s base salary rate also reflects the impact of exchange rate fluctuations, in addition to a ten percent increase. Ms. Gerow and Mr. Bock received base salary increases in 2022. Ms. Gerow’s increase was intended to align with external market analysis and to take into account the elimination, effective February 1, 2022, of her housing allowance. Mr. Bock’s increase reflects an increase in the scope of his responsibilities to include oversight of the compliance function as well as the discontinuation of a $25,000 annual cash perquisite.
Name	2021 Base Salary Rate ($)(1)	2022 Base Salary Rate ($)	Percentage Change (%)(2)
Paul Abbott(3)	1,374,903	1,240,000	—
Martine Gerow(3)	597,395	596,998	10
Andrew Crawley(3)	893,687	806,000	—
Michael Qualantone	650,000	650,000	—
Eric J. Bock	600,000	650,000	8

(1)
In 2021, as a result of the impact of COVID-19 on the travel industry as a whole, our NEOs accepted a reduction in annual base salary, with a maximum reduction of 21%, which was effective for the period commencing in March 2020, and ending July 5, 2021. The actual base salaries paid to our NEOs in fiscal year 2021 are set forth below in the Summary Compensation Table.

(2)
Reflects percentage increase in base salary based on local currency without regard to exchange rates.

(3)
Amounts for Messrs. Abbott and Crawley and Ms. Gerow have been paid in British pound sterling and converted for purposes of disclosure at an annual average exchange rate (based on monthly averages) equal to $1.24 per £1.00 for 2022 and $1.37 per £1.00 for 2021 (in each case, rounded to the nearest cent).

Annual Incentive Compensation
We maintain an annual incentive award plan (the “AIA Plan”) in order to align participants’ incentives with the Company’s financial, customer and colleague, and strategic goals. Our employment agreements with our NEOs provide that they will be eligible to participate in the AIA Plan up to a specified target percentage of their annual base salary. Achievement of these awards is based on the Company’s performance against the goals recommended by management and approved by the Compensation Committee and the Compensation Committee further takes into account an NEO’s individual performance as described below. For 2021 and 2022, our Chief Executive Officer’s target bonus opportunity was 200% of annual base salary, with a maximum opportunity of 300% of annual base salary. Our other NEOs had a target bonus opportunity of 100% of annual base salary with a maximum opportunity of 200% of base salary. The Compensation Committee retains authority under the AIA Plan to award bonuses in excess of these limits.
Performance Metrics:
The AIA Plan reflects the Company’s performance goals approved by the Compensation Committee at the beginning of the applicable fiscal year, which include financial, customer & colleague and strategic goals, in addition to individual performance components. For all of our NEOs, the Compensation Committee uses the same Company goals, in addition to individual performance, to determine annual incentive awards, which aligns our executives directly with our enterprise results.
The Compensation Committee evaluated the Company’s 2022 performance results against the 2022 AIA Plan performance goals. The Compensation Committee determined that the Company’s overall performance across the financial, customer & colleagues and strategic measures to be generally above the 2022 AIA Plan performance targets and took this into account when determining the NEOs combined performance rating factor. The Company’s performance outcomes, relative to targets, that the Compensation Committee took into consideration were as follows:
Goal Weighting	2022 Target Goal	2022 Actual Performance
Financial — 50%
Adjusted EBITDA Growth(1)	$470 million	$567 million
Adjusted EBITDA Fall Through(2)	63%	55%
Customer & Colleagues — 25%
Client Net Promoter Score	Performance met target goal
Win/Loss Ratio	Record new wins with high customer retention exceeded target goal
Employee Engagement Level	Colleague engagement survey results exceeded target engagement levels
Strategic Initiatives — 25%
Mergers & Acquisitions Delivery — Synergies	Significant progress integrating Egencia, exceeded synergy target goal
U.S. SME Growth (Win/Loss Ratio)(3)	Strong momentum in the growth of U.S. SME, which delivered results ahead of our target goal
Digital Interactions Growth	Continued to innovate our products and services and exceeded target goal
Diversity, Equity & Inclusion Employee Sentiment(4)	Employee responses were 5% above the best-in-class target goal
Sustainability	Achieved target of Platinum Accreditation and successful launch of the Sustainable Aviation Fuel program

(1)
“Adjusted EBITDA Growth” is a non-GAAP financial measure and is defined as an increase in Adjusted EBITDA over the baseline Adjusted EBITDA determined for annual variable payment compensation (i.e., Adjusted EBITDA for the year ended December 31, 2021 adjusted to include management determined Egencia results for the full year of 2021, constant currency impact and certain other items that management believes were relevant to determine the measure). “Adjusted EBITDA” is a non-GAAP financial measure that refers to net income (loss) before interest income, interest expense, gain (loss) on early extinguishment of debt, benefit from (provision for) income taxes, depreciation and amortization and as further adjusted to exclude costs that our management believes are non-core to our underlying business, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation, long-term incentive plan costs, certain corporate costs, fair value movements on earnouts and warrants derivative liabilities, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses. See Annex A to this proxy statement for reconciliation of our net loss to Adjusted EBITDA and calculation of Adjusted EBITDA Growth.
(2)
“Adjusted EBITDA Fall Through” is a non-GAAP financial measure and is defined as Adjusted EBITDA Growth divided by the increase in baseline Revenue for annual variable payment compensation (i.e., Revenue determined on a constant currency basis and, for the year ended December 31, 2021, after considering Egencia revenue for the full year). See Annex A to this proxy statement for more discussion and reconciliation of Adjusted EBITDA Fall Through.

(3)
“SME” refers to clients the Company considers small-to-medium-sized enterprises, which the Company generally defines as having an expected annual spend on air travel of less than $20 million. This criterion can vary by country and client needs.

(4)
Represents responses on our Employee Engagement Survey question “People of all backgrounds (culture, gender, age, religion, sexual orientation, etc.) can succeed at Amex GBT.”

Fiscal Year 2022 Bonus Decisions:
In addition to the Company performance metrics, our NEOs receive individual performance ratings that impact their respective bonus leverage. The Compensation Committee reviewed performance ratings for each of our NEOs and approved 2022 cash bonuses as follows:
Name	Fiscal Year 2022 Bonus Target (% of Base Salary)	Combined Performance Rating Factor (%)(1)	Fiscal Year 2022 Bonus Paid (% of Base Salary)	Fiscal Year 2022 Cash Bonus ($)(2)
Paul Abbott	200	150	300	3,630,900
Martine Gerow	100	150	150	874,048
Andrew Crawley	100	150	150	1,180,043
Michael Qualantone	100	150	150	975,000
Eric J. Bock	100	150	150	975,000

(1)
Reflects the results of the combined Company performance metrics and individual performance ratings.

(2)
For Mr. Abbott, Ms. Gerow and Mr. Crawley, the amounts reported under this column were calculated using the December 31, 2022 exchange rate of $1.2103 per £1.00.

Equity Compensation
We provide long-term equity-based awards to reward our NEOs for sustained multi-year performance, encourage retention and provide incentives that align our NEOs’ interests with long-term value creation for our stockholders. Awards are intended to encourage a strong ownership stake in the Company and to drive superior performance in achieving long-term Company strategic goals. In determining the form, size, frequency, and material terms of NEO equity awards, the Compensation Committee considers, among other factors, each executive officer’s role criticality relative to others at the Company and the Company’s major strategic initiatives, Company and individual performance, a market analysis of the equity awards provided to executive officers in similar roles of our peer companies, and any retention needs.
Our long-term equity-based awards are granted under the Global Business Travel Group, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and the Global Business Travel Group, Inc. Management Incentive

Plan (the “MIP”), which supersedes the predecessor GBT JerseyCo Limited Amended and Restated Management Incentive Plan, effective as of December 2, 2021 (the “JerseyCo MIP”). On May 27, 2022, all outstanding stock options granted under the JerseyCo MIP, including stock options granted to our NEOs, were converted into stock options to purchase shares of Class A Common Stock (“Options”). Following May 27, 2022, no new awards were or will be granted under the MIP and all new equity awards will be granted under the 2022 Plan. We also maintain the Global Business Travel Group, Inc. Employee Stock Purchase Plan (the “ESPP”); however, in 2022, no offering periods commenced under the ESPP.
Grant of Earnout Shares
On the closing of the Business Combination on May 27, 2022, certain of our executives, including certain NEOs, were granted Class C ordinary shares of GBT (“Earnout Shares”) in respect of their outstanding stock options granted under the JerseyCo MIP. Earnout Shares are subject to performance-based vesting conditions such that fifty percent of Earnout Shares will convert into shares of Class A Common Stock upon the volume-weighted average price (“VWAP”) of a share of Class A Common Stock exceeding $12.50 for any twenty trading days within any thirty-day trading period within five years of the closing of the Business Combination, and fifty percent of which will convert into shares of Class A Common Stock upon the VWAP of a share of Class A Common Stock exceeding $15.00 for any twenty trading days within any thirty-day trading period within five years following the closing of the Business Combination. Earnout Shares (and when converted, related shares of Class A Common Stock) are also subject to service-based vesting conditions related to the underlying stock options granted under the JerseyCo MIP. Earnout Shares are subject to both the Earnout Criteria and the applicable service-based conditions that, if not achieved, will cause the Earnout Shares to be forfeited.
Grant of Restricted Stock Unit Awards
In connection with the Business Combination, we developed, and the Compensation Committee approved, an equity framework intended to align our long-term incentive compensation for our NEOs with the interests of our stockholders. Under the equity framework, the Compensation Committee reserved the right to convert the performance-based portion of previously granted cash-based awards to restricted stock units (“RSUs”). On August 12, 2022, the Company granted RSUs under the 2022 Plan to certain employees, including our NEOs. The RSUs were primarily granted as a conversion of the performance-based portion of the 2020 and 2021 cash-based awards previously granted under the Company’s Executive Long-Term Cash Incentive Award Plans (the “Executive LTIPs”). In addition, Ms. Gerow and Mr. Qualantone received a supplemental RSU award partially in respect of prior service to the Company and its subsidiaries. These grants represent the first awards granted under the 2022 Plan.
Exchange Offer
On December 13, 2022, we commenced a tender offer on Schedule TO filed with the SEC, as amended on January 11, 2023 and January 30, 2023 (the “Exchange Offer”). The Exchange Offer provided eligible participants, including our NEOs, with the opportunity to tender their underwater Options in exchange for new RSUs with three-year service-based vesting, subject to other terms and conditions set forth in the Exchange Offer and the applicable award agreements. In accordance with the terms of the Exchange Offer, participants who elected the Exchange Offer with respect to underwater Options granted prior to December 2, 2021 and also held Options that were in-the-money at the close of the Exchange Offer were deemed to have automatically exercised such in-the-money Options. As a result of his forthcoming separation from the Company and pursuant to his separation agreement with the Company, Mr. Qualantone was eligible to exchange only Options granted prior to December 2, 2021 for new RSUs that would vest 50% on January 26, 2024 and 50% on January 26, 2025. The results of the Exchange Offer were reported on Schedule TO/A filed with the SEC on January 30, 2023.
Perquisites
Our NEOs receive certain perquisites relating to medical and dental coverage, pension-related contributions and certain cash allowances as further described in the notes to the Summary Compensation

Table, including car allowances. Detail on the quantification of perquisites is set forth in the notes to the Summary Compensation Table, below.
Compensation Committee Review of Risk
The Company has reviewed the compensation policies for executive officers and other employees to determine whether those programs create risks that, individually or in the aggregate, are reasonably likely to have a material adverse effect on the Company. As part of this risk review process, the Company, assisted by Willis Towers Watson, inventoried the Company’s compensation programs to identify compensation policies or practices that could have a material adverse effect on the Company. This review included the structure and material features of each program, the behaviors the programs are intended to reward, as well as program features or Company policies that operate to mitigate risk. After conducting the review and assessing potential risks, the Company determined, and the Compensation Committee concurred, that the design of each incentive program contains sufficient design features, controls, limits and/or financial requirements to not create risks that are reasonably likely to have a material adverse effect on the Company.
While risk is a necessary part of growing a business, our executive compensation program attempts to mitigate risk and align the Company’s compensation policies with the long-term interests of the Company by utilizing multiple performance measures (both financial and non-financial) that are directly aligned with the Company’s strategic plan and balancing annual and long-term incentives. Other risk mitigation features include the Company’s Stock Ownership Guidelines and the Company’s “clawback” policy both of which are described below.
Although a significant portion of the Company’s executive compensation is performance-based, we believe that our programs do not encourage excessive or unnecessary risk taking. Overall, our compensation mix, including the use of equity, is generally consistent with competitive market practice.
Other Compensation Policies and Programs
Stock Ownership Guidelines for Executive Officers and Directors and Stock Retention Requirement
We maintain a stock ownership policy (the “Stock Ownership Policy”) for our executive officers and the non-employee members of our board of directors in order to align their financial interests with those of our stockholders. The Compensation Committee is responsible for administration of the policy. Under the Stock Ownership Policy, our executive officers and our non-employee members of the board of directors are required to own a certain number of shares of our common stock with a value equal to a specified multiple of their annual base salary or annual cash retainer, as applicable. As adopted, these stock ownership guidelines are as follows:
Covered Person	Applicable Stock Ownership Guideline
Chief Executive Officer	5x base salary
Other Executive Officers	2.5x base salary
Non-Employee Members of the Board of Directors	5x annual cash retainer
The stock ownership guidelines do not apply to certain of our non-independent directors who do not receive equity compensation for their service on the board of directors.
Shares of our common stock that count towards satisfaction of the stock ownership guidelines include shares beneficially owned by the individual or immediate family members, including shares held in a 401(k) plan or other retirement or deferred compensation plan, RSUs and any earned performance-based stock units, even if subject to continued time-vesting conditions. Shares underlying stock options or otherwise subject to a right to acquire will not count toward meeting the stock ownership guidelines.
Under the Stock Ownership Policy, our executive officers and our non-employee members of the board of directors are given five (5) years to achieve the applicable stock ownership requirement. Once the applicable stock ownership requirement has been achieved, the individual will not be required to purchase or retain additional shares in the event of subsequent fluctuations in the market price of our common stock that may cause the value to drop below the applicable stock ownership requirement; however, the individual will be restricted from selling or transferring shares until the requirement has again been achieved. In addition, until such time as an individual has achieved the applicable stock ownership requirement as described above, he or she is required to retain an amount equal to 50% of the net shares of our common stock (i.e., shares remaining after the payment of the exercise price or the tax withholding obligations with respect to an equity award) received as the result of the exercise, vesting, or payment of any equity awards granted to him or her. The foregoing restrictions do not apply to any stock options held by an individual that were issued on or prior to May 27, 2022. As of the date of this proxy statement, our NEOs and independent directors have acted in accordance with this policy and continue to accrue stock towards meeting the applicable ownership requirements. As of the Record Date, all of our NEOs met our stock ownership guidelines.
Clawback Policy
The Company’s board of directors has adopted a Clawback and Recoupment Policy (the “Clawback Policy”) in order to ensure the recovery of “Incentive Compensation” (as defined in the Clawback Policy and below) erroneously awarded to certain “Covered Persons” (as defined in the Clawback Policy) and which includes all executive officers. The Clawback Policy provides that in the event that the Company’s financial statements are restated in whole or in part as the result of an individual’s misconduct, the board of directors may determine to (i) require the Covered Person to reimburse the Company for the difference between (a) any of such individual’s Incentive Compensation that was paid, granted, settled, earned or vested during the two calendar years prior to the date of the determination by our board of directors, based on the financial results of the Company relating to the period or periods so restated and (b) the Incentive Compensation that would have been paid, granted, settled, earned or vested during the two calendar years prior to the date of the determination by our board of directors, based on the restated financial results of the Company for such period or periods, and (ii) require such individual to reimburse the Company for any profits realized during the two calendar years prior to the date of the determination by our board of directors, on any sale of Company stock by such individual occurring after the public issuance of the financial statements that are subsequently restated.
“Incentive Compensation” means an award based upon the attainment of a financial reporting measure of the Company or any of its direct or indirect subsidiaries, whether granted under any equity or equity-based plan, program, agreement or arrangement, any short-term or long-term cash-based plan, program, agreement or arrangement, or otherwise, in any case, granted on or after May 27, 2022.
The Clawback Policy also provides that the board of directors, with respect to Covered Persons who are subject to the requirements of Rule 16b-3 of the Exchange Act, or the Chief Executive Officer, in the case of any other employee of the Company or its subsidiaries, has the discretion to cancel any then outstanding and unsettled stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance stock units, any other equity-based awards and short-term and long-term cash bonus opportunities held by such individual in the event the individual (i) breaches any non-competition, non-solicitation, non-interference or confidential information restrictive covenant with the Company or its subsidiaries or (ii) engages in any fraudulent conduct in relation to the Company or its subsidiaries or in the conduct of business on behalf of the Company or its subsidiaries.
We intend to revise our Clawback Policy to ensure compliance with the SEC’s final rules adopted in October 2022 and the related new listing standards to be adopted by the NYSE.

2022 SUMMARY COMPENSATION TABLE
The following table provides information regarding the compensation provided to our NEOs during the fiscal years ended December 31, 2022, December 31, 2021 and December 31, 2020, as applicable. Certain compensation set forth below has not been, and may never be, fully realized such as Earnout Shares which are subject to both performance-based and service-based conditions. Values in the Summary Compensation Table and following tables reflect the impact of exchange rates for cash compensation and all other compensation, and may be rounded to the nearest dollar (including with respect to totals and equity grant date fair values).
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)	Total ($)
Paul Abbott, Chief Executive Officer(4)	2022	1,236,667	2,000,000	6,000,000	—	3,630,900	101,632(5)	12,969,199
	2021	1,233,717	4,000,000	—	9,000,000	4,050,255	115,001	18,398,973
	2020	1,072,751	2,756,540	—	—	—	1,168,879	4,998,170
Martine Gerow, Chief Financial Officer(4)(6)	2022	564,970	1,000,000	3,366,358	—	874,048	72,547(7)	5,877,923
Andrew Crawley, President(4)	2022	806,000	1,000,000	2,999,992	—	1,180,043	69,395(8)	6,055,430
	2021	804,318	1,250,000	—	3,750,000	1,140,000	70,818	7,015,136
	2020	471,122	447,938	—	—	—	635,011	1,554,071
Michael Qualantone, Former Chief Revenue Officer(6)(9)	2022	650,000	1,000,000	5,672,920(10)	2,480,246(10)	975,000	37,200(11)	10,815,366
	2021	578,750	500,000	—	3,448,920	1,000,000	36,400	5,564,070
Eric J. Bock, Chief Legal Officer, Global Head of Mergers & Acquisitions and Compliance and Corporate Secretary(6)	2022	636,538	1,000,000	3,303,156	—	975,000	37,200(12)	5,951,894

(1)
The amounts in this column for 2022 reflect the vesting and payment of the second tranche of the time-vesting portion of the 2020 Executive LTIP awards granted in November 2020, equal to $1,000,000 for Mr. Abbott and $500,000 for each of Ms. Gerow and Messrs. Crawley, Qualantone and Bock. In addition, amounts in this column for 2022 reflect the vesting and payment of the first tranche of the time-vesting portion of the 2021 Executive LTIP awards granted in September 2021, equal to $1,000,000 for Mr. Abbott and $500,000 for each of Ms. Gerow and Messrs. Crawley, Qualantone and Bock.

(2)
The amounts in this column for 2022 reflect the grant date fair value of $6,000,000 for Mr. Abbott and $2,999,992 for each of Ms. Gerow and Messrs. Crawley, Qualantone and Bock in respect of the conversion of 50% of the 2020 Executive LTIP awards granted in November 2020 and 50% of the 2021 Executive LTIP awards granted in September 2021; $199,817 for Ms. Gerow and $303,164 for each of Messrs. Qualantone and Bock in respect of Earnout Shares calculated based upon the probable outcome of the Earnout Criteria (as defined below) at the grant date, and $166,548 for Ms. Gerow and $276,019 for Mr. Qualantone in respect of a supplemental award of RSUs on August 12, 2022 partially in respect of prior service to the Company and its subsidiaries. Earnout Shares, as further described in the tables below, are subject to both service-based vesting conditions and also the satisfaction of stock-price targets that, if not achieved, will cause the Earnout Shares to be forfeited. The amounts reported in these columns constitute the aggregate grant date fair value of each stock award or option award, as applicable, calculated in accordance with Financial Accounting Standards Board (“FASB”), Accounting Standard Codification (“ASC”) Topic 718, “Compensation — Stock Compensation” (“ASC 718”). Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2022 Annual Report.

(3)
The amounts in this column reflect the amounts earned in 2022 as annual cash incentive awards as described in more detail under the section “Compensation Discussion & Analysis — Annual Incentive Compensation” and paid on March 10, 2023.

(4)
Amounts paid in British pounds sterling to Mr. Abbott, Ms. Gerow and Mr. Crawley have been converted to United States dollars for purposes of this disclosure. Salary and all other compensation have been converted at an annual average exchange rate (based on monthly averages) equal to $1.24 per £1.00 for 2022, $1.37 per £1.00 for 2021 and $1.29 per £1.00 for 2020 (in each case, rounded to the nearest cent) and non-equity incentive plan compensation has been converted at the rate in effect on December 31 of the applicable year of disclosure. Executive LTIP amounts reflected in the bonus column have not been converted as the awards are denominated in United States dollars but paid in British pounds sterling.

(5)
Amount includes (i) a United Kingdom supplemental pension cash allowance of $86,676, (ii) a Company-paid car allowance of $14,136 and (iii) a Company contribution of $820 for an annual executive-level medical assessment.

(6)
Due to the Company transitioning from emerging growth company status to full reporting obligations, disclosure in this table has been expanded from three NEOs to five NEOs. Accordingly, this table reflects the fiscal years of compensation with respect to which the applicable executive was identified as an NEO and compensation disclosure was required in accordance with SEC rules.

(7)
Amount includes (i) a United Kingdom supplemental pension cash allowance of $29,123, (ii) a Company-paid car allowance of $14,136, (iii) a housing allowance of $24,933 and (iv) a utilities allowance of $4,355. Ms. Gerow’s housing and utilities allowances were discontinued in 2022.

(8)
Amount includes (i) a United Kingdom supplemental pension cash allowance of $55,259 and (ii) a Company-paid car allowance of $14,136.

(9)
Mr. Qualantone stepped down from his position as Chief Revenue Officer and as an executive officer of the Company on December 31, 2022.

(10)
In addition to the amounts described in footnote (2) of this table, amounts include the incremental fair value, computed as of the modification date in accordance with ASC Topic 718, resulting from the modification of Mr. Qualantone’s RSUs and Options in connection with his Separation Agreement, as further described below under “— Separation Agreement with Michael Qualantone”. The incremental fair value of the modifications to Mr. Qualantone’s RSUs equals $2,093,744 and the incremental fair value of the modifications to Mr. Qualantone’s Options equals $2,480,246.

(11)
Amount includes (i) a Company contribution of $12,200 to the GBT 401(k) Plan and (ii) a $25,000 cash perquisite award which was discontinued in 2022.

(12)
Amount includes (i) a Company contribution of $12,200 to the GBT 401(k) Plan and (ii) a $25,000 cash perquisite award which was discontinued in 2022.

Employment Agreements with Our NEOs
Each of our NEOs, other than Mr. Qualantone, is a party to a written employment agreement or employment letter, as amended or supplemented on December 2, 2021 and November 29, 2021 for Mr. Bock (with such amendments and supplements effective on the first date that our stock became publicly traded). Mr. Qualantone is party to an Employment Transition and Separation Agreement that superseded his employment agreement on December 9, 2022 (the “Separation Agreement”). The material terms of each of those arrangements is described below and eligibility for severance payments and benefits, including the treatment of outstanding equity awards, is described in the section “Potential Payments Upon a Termination or Change in Control — Employment Agreements; Severance Protection Agreements”. For a description of the compensation actually paid to the NEOs for fiscal year 2022, please refer to the “Summary Compensation Table,” above.
Paul Abbott
Mr. Abbott is party to an employment agreement with GBT Travel Services UK Limited (“GBT UK”), dated June 5, 2020 as amended on December 2, 2021, which provides for customary terms of employment including a minimum annual base salary of £1,000,000 and a target annual bonus opportunity of 200% of base salary (up to a maximum of 300% base salary). Mr. Abbott is eligible to receive annual long-term incentive awards, participate in employee benefit plans generally applicable to GBT UK employees, receive a monthly car allowance of £950 and receive an additional amount each year equal to (8/(1+x))% (where “x” is the aggregate rate of employer national insurance contributions and other employer levies, expressed as a decimal) of his base salary per annum in lieu of pension contributions. Mr. Abbott’s employment agreement also includes certain restrictive covenants, including one-year post-termination noncompetition and non-solicitation of customers and employees restrictions.
Martine Gerow
Ms. Gerow is party to an employment agreement with GBT UK, dated May 10, 2017 as amended on December 2, 2021, which provides for customary terms of employment including a minimum annual base salary of £295,000 and a target annual bonus opportunity of 100% of base salary (up to a maximum of 200% of base salary). Ms. Gerow is eligible to receive annual long-term incentive awards, participate in employee benefit plans generally applicable to GBT UK employees, receive a monthly car allowance of £950, a monthly housing expense, tax assistance payments to cover the tax implications of such housing payments and Company-paid tax advice and preparation services related to income received by Ms. Gerow for her services to us. Ms. Gerow’s employment agreement also includes certain restrictive covenants relating to protection of our confidential information and intellectual property. Ms. Gerow’s housing and utilities allowances were discontinued in 2022.
Andrew Crawley
Mr. Crawley is party to an employment agreement with GBT UK, dated November 26, 2019, as amended on December 2, 2021, which provides for customary terms of employment including a minimum annual base salary of £650,000 and a target annual bonus opportunity of 100% of base salary (up to a maximum of 200% base salary). Mr. Crawley is eligible to receive annual long-term incentive awards, participate in employee benefit plans generally applicable to GBT UK employees, receive an annual car allowance of £11,900 and receive an annual cash allowance equal to 8% of his base salary, net of 14.3% national insurance withholding in lieu of pension contributions. Mr. Crawley’s employment agreement also includes certain restrictive covenants relating to protection of our confidential information and intellectual property.
Michael Qualantone
Prior to December 9, 2022, Mr. Qualantone was party to an employment letter with GBT US LLC (“GBT US”), a wholly-owned subsidiary of GBTG, which provided for customary terms of employment including a minimum annual base salary of $550,000 and a target annual bonus opportunity of 100% of base salary (up to a maximum of 200% base salary) and eligibility to participate in employee benefit plans generally applicable to GBT US employees. On December 9, 2022, Mr. Qualantone entered into the Separation Agreement, which sets forth the terms of his continued employment with GBT US effective on January 1, 2023 and the terms of his eligibility for severance payments and benefits as further described in the section below, “Potential Payments Upon a Termination or Change in Control — Separation Agreement with Michael Qualantone”.
Eric J. Bock
Eric J. Bock is a party to an employment letter with GBT III B.V., the parent company of GBT US, dated August 7, 2014, which provides for customary terms of employment including a minimum annual base salary of $600,000 and a target annual bonus opportunity of 100% of base salary (up to a maximum of 200% base salary) and eligibility to participate in employee benefit plans generally applicable to GBT US employees. Mr. Bock’s employment letter also provides that he is eligible for perquisite benefits with an approximate annual value of $25,000, which has historically been paid in cash and which benefit has been discontinued.

GRANTS OF PLAN-BASED AWARDS TABLE
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Stock Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date(1)	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Paul Abbott	8/12/2022	6/21/2022	—	—	—	—	—	—	390,625(4)	—	—	3,000,000
	8/12/2022	6/21/2022	—	—	—	—	—	—	390,625(5)	—	—	3,000,000
			—	2,480,000	3,720,000	—	—	—	—	—	—	—
Martine Gerow	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(4)	—	—	1,499,996
	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(5)	—	—	1,499,996
	8/12/2022	6/21/2022	—	—	—	—	—	—	21,686(6)	—	—	166,548
	5/27/2022	(7)	—	—	—	—	22,706(8)	45,413(8)	—	—	—	199,817
			—	596,998	1,193,996	—	—	—	—	—	—	—
Andrew Crawley	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(4)	—	—	1,499,996
	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(5)	—	—	1,499,996
			—	806,000	1,612,000	—	—	—	—	—	—	—
Michael Qualantone	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(4)	—	—	2,546,868(9)
	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(5)	—	—	2,546,868(9)
	8/12/2022	6/21/2022	—	—	—	—	—	—	35,940(6)	—	—	276,019
	5/27/2022	(7)	—	—	—	—	34,450(10)	68,901(10)	—	—	—	303,164
			—	—	—	—	—	—	—	—	—	2,480,246(11)
			—	650,000	1,300,000	—	—	—	—	—	—	—
Eric J. Bock	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(4)	—	—	1,499,996
	8/12/2022	6/21/2022	—	—	—	—	—	—	195,312(5)	—	—	1,499,996
	5/27/2022	(7)	—	—	—	—	34,450(12)	68,901(12)	—	—	—	303,164
			—	650,000	1,300,000	—	—	—	—	—	—	—

(1)
Awards approved on June 21, 2022 were granted upon filing of the Form S-8 on August 12, 2022.

(2)
Amounts that would be paid in British pounds sterling to Mr. Abbott, Ms. Gerow and Mr. Crawley have been converted to United States dollars for purposes of this disclosure at an annual average exchange rate (based on monthly averages) equal to $1.24 per £1.00 for 2022 (rounded to the nearest cent).

(3)
Represents Earnout Shares, fifty percent of which will convert into shares of Class A Common Stock upon the VWAP of a share of Class A Common Stock exceeding $12.50 for any twenty trading days within any thirty-day trading period within five years of the closing of the Business Combination, and fifty percent of which will convert into shares of Class A Common Stock upon the VWAP of a share of Class A Common Stock exceeding $15.00 for any twenty trading days within any thirty-day trading period within five years following the closing of the Business Combination (the “Earnout Criteria”). The grant date fair value for each award was calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2022 Annual Report. Earnout Shares (and when converted, related shares of Class A Common Stock) are subject to service-based vesting conditions. In the event that both the Earnout Criteria and the applicable service-based conditions have not been satisfied, the Earnout Shares will be forfeited.

(4)
Represents RSUs that vest September 1, 2023, generally subject to continued service through the vesting date. The grant date fair value for each award was calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2022 Annual Report.

(5)
Represents RSUs that vest September 1, 2024, generally subject to continued service through the vesting date. The grant date fair value for each award was calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2022 Annual Report.

(6)
Represents RSUs that vest approximately one-third on August 12th of each of 2023, 2024 and 2025, generally subject to continued service through the applicable vesting dates. The grant date fair value for each award was calculated in accordance with ASC 718. Assumptions used in the calculation of these amounts are included in the notes to our consolidated financial statements included in our 2022 Annual Report.

(7)
Earnout Shares were granted upon the closing of the Business Combination and were approved by the board of directors of each of GBT and Apollo Strategic Growth Capital (“APSG”) in connection with the execution of the definitive transaction agreement on December 2, 2021 relating to the Business Combination. In the event that both the Earnout Criteria and the applicable service-based vesting conditions have not been satisfied, the Earnout Shares will be forfeited.

(8)
Earnout Shares are subject to the Earnout Criteria, of which 34,451 (out of the maximum possible number of Earnout Shares) are service-vested and 10,962 will be eligible to vest 50% on October 1st of each year from 2023 through 2024, generally subject to continued service through the applicable vesting date. In the event that both the Earnout Criteria and the applicable service-based vesting conditions have not been satisfied, the Earnout Shares will be forfeited.

(9)
Amounts include the incremental fair value for Mr. Qualantone’s RSUs that were modified during fiscal year 2022, as further described in footnote (10) of the Summary Compensation Table.

(10)
Earnout Shares are subject to the Earnout Criteria, of which 35,077 (out of the maximum possible number of Earnout Shares) are service-vested, 15,659 will be eligible to vest on April 1, 2023 and 18,165 will be eligible to vest 50% on each October 1st of each year from 2023 through 2024, subject to continued service through the applicable vesting date. In the event that both the Earnout Criteria and the applicable service-based vesting conditions have not been satisfied, the Earnout Shares will be forfeited.

(11)
Amounts include the incremental fair value for Mr. Qualantone’s Options granted in 2015, 2018, 2019 and 2021, as further described in the Outstanding Equity Awards Table, that were modified during fiscal year 2022, as further described in footnote (10) of the Summary Compensation Table.

(12)
Earnout Shares are service-vested but remain subject to the Earnout Criteria.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2022
The following table provides information about the number of outstanding equity awards held by our NEOs as of December 31, 2022.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Paul Abbott	994,512(3)	1,989,023(3)	10.03	12/2/2031	390,625(4)	2,636,719	—	—
	—	—	—	—	390,625(5)	2,636,719	—	—
Martine Gerow	355,518(3)	711,037(3)	10.03	12/2/2031	195,312(4)	1,318,356	—	—
	184,084(6)	122,722(6)	14.58	9/25/2029	195,312(5)	1,318,356	—	—
	964,248(7)	—	6.72	5/23/2027	21,686	146,381	—	—
	—	—	—	—	—	—	45,413(8)	306,538
Andrew Crawley	414,379(3)	828,757(3)	10.03	12/2/2031	195,312(4)	1,318,356	—	—
	—	—	—	—	195,312(5)	1,318,356	—	—
Michael Qualantone(9)	371,303(3)	742,606(3)	10.03	12/2/2031	195,312(4)	1,318,356	—	—
	305,053(6)	203,369(6)	14.58	9/25/2029	195,312(5)	1,318,356	—	—
	350,635(10)	87,659(10)	7.23	3/13/2028	35,940	242,595	—	—
	596,081(11)	—	6.37	9/30/2025	—	—	—	—
	385,699(11)	—	5.74	3/30/2025	—	—	—	—
	—	—	—	—	—	—	68,901(12)	465,082
Eric J. Bock	331,503(3)	663,005(3)	10.03	12/2/2031	195,312(4)	1,318,356	—	—
	525,953(13)	—	6.69	5/24/2026	195,312(5)	1,318,356	—	—
	1,402,543(11)	—	5.74	3/30/2025	—	—	—	—
	—	—	—	—	—	—	68,901(14)	465,082

(1)
The amounts in this column reflect the market value of unvested stock awards, determined by multiplying the number of such awards by the market price of our Class A Common Stock at the close of the last trading day of fiscal year 2022, which was $6.75 per share.

(2)
The amounts in this column reflect the number of Earnout Shares payable based on achievement of the maximum level of performance multiplied by the market price of our Class A Common Stock at the close of the last trading day of fiscal year 2022, which was $6.75 per share.

(3)
Consists of Options that vest approximately one-third on December 2nd of 2022, 2023 and 2024, generally subject to continued service through the applicable vesting dates.

(4)
Consists of RSUs that vest September 1, 2023, generally subject to continued service through the vesting date.

(5)
Consists of RSUs that vest September 1, 2024, generally subject to continued service through the vesting date.

(6)
Consists of Options that vest 20% on October 1st of each year from 2020 through 2024, generally subject to continued service through the applicable vesting date.

(7)
Consists of fully vested Options.

(8)
Consists of Earnout Shares that are subject to the Earnout Criteria, of which 34,451 Earnout Shares (out of the maximum possible number of Earnout Shares) are service-vested and 10,962 Earnout Shares will be eligible to vest 50% on October 1st of each year from 2023 through 2024, generally subject to continued service through the applicable vesting date.

(9)
Pursuant to his Separation Agreement, Mr. Qualantone will be eligible to continue to vest in his long-term incentive awards based on their original schedules (with Options exercisable for the remainder of their terms), provided that he continues to be employed by GBT US in good standing until June 30, 2023, or if earlier, the date of his termination of employment by GBT US without cause or due to his death.

(10)
Consists of Options that vest 20% on April 1st of each year from 2019 through 2023, generally subject to continued service through the applicable vesting date.

(11)
Consists of fully vested Options.

(12)
Consists of Earnout Shares that are subject to the Earnout Criteria, of which 35,077 Earnout Shares (out of the maximum possible number of Earnout Shares) are service-vested, 15,659 Earnout Shares will be eligible to vest on April 1, 2023 and 18,165 Earnout Shares will be eligible to vest 50% on October 1st of each year from 2023 through 2024, generally subject to continued service through the applicable vesting date.

(13)
Consists of fully vested Options.

(14)
Consists of Earnout Shares that are subject to the Earnout Criteria, of which all such Earnout Shares are service-vested.

OPTION EXERCISES AND STOCK VESTED TABLE
As of December 31, 2022, no Options were exercised by our NEOs, and no RSUs or other stock-based awards had vested.
POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE IN CONTROL
The table below reflects the severance and other benefits that may become payable to our NEOs in connection with certain terminations of employment, assuming in each case that the applicable triggering event(s) occurred on December 31, 2022. None of our NEOs are entitled to receive any payments or benefits automatically triggered by a change in control (i.e., no “single-trigger” payments or benefits). For purposes of this disclosure, “involuntary termination” means a termination of employment of an NEO by the Company or its subsidiary without cause or a resignation by an NEO for good reason. Amounts that would be paid in British pounds sterling to Mr. Abbott, Ms. Gerow and Mr. Crawley in respect of salary, bonuses and the value of health benefits have been converted to United States dollars at an annual average exchange rate (based on monthly averages) equal to $1.24 per £1.00 for 2022 (in each case, rounded to the nearest cent).

Name	Benefit	Involuntary Termination Not in Connection with a Change in Control ($)	Involuntary Termination in Connection with a Change in Control ($)	Death ($)	Disability ($)
Paul Abbott	Base Salary	1,240,000(1)	2,480,000(2)	—	1,240,000(1)
	Bonus	6,110,900(3)	8,590,900(4)	—	6,110,900(3)
	Equity	—	—	—	—
	Options(5)	—	—	—	—
	RSUs(6)	—	—	—	—
	Health Benefits	27,636(7)	55,272(8)	—	27,636(8)
	Total	7,378,536	11,126,172	—	7,378,536
Martine Gerow(9)	Base Salary	596,998(1)	1,193,996(2)	—	596,998(1)
	Bonus	1,193,996(10)	1,790,994(11)	—	1,193,996(10)
	Equity	—	—	—	—
	Options(5)	—	—	—	—
	RSUs(6)	48,796(12)	146,381(13)	146,381(13)	48,796(12)
	Health Benefits	8,700(8)	13,050(15)	—	8,700(8)
	Total	1,848,490	3,144,421	146,381	1,848,490
Andrew Crawley	Base Salary	806,000(1)	1,612,000(2)	—	806,000(1)
	Bonus	1,612,000(10)	2,418,000(11)	—	1,612,000(10)
	Equity	—	—	—	—
	Options(5)	—	—	—	—
	RSUs(6)	—	—	—	—
	Health Benefits	8,700(8)	13,050(15)	—	8,700(8)
	Total	2,426,700	4,043,050	—	2,426,700
Michael Qualantone(16)	—	—	—	—	—
Eric J. Bock	Base Salary	650,000(1)	1,300,000(2)	—	650,000(1)
	Bonus	1,625,000(3)	2,275,000(4)	—	1,625,000(3)
	Equity	—	—	—	—
	Options(5)	—	—	—	—
	RSUs(6)	—	—	—	—
	Health Benefits	23,040(17)	34,560(18)	—	23,040(17)
	Total	2,298,040	3,609,560	—	2,298,040

(1)
Represents 12 months of continued base salary.

(2)
Represents 12 months of continued base salary plus 12 months of base salary paid in a lump sum.

(3)
Represents an amount equal to the target annual bonus plus a pro-rata annual bonus based on actual performance.

(4)
Represents an amount equal to two times the target annual bonus plus a pro-rata annual bonus based on actual performance.

(5)
Although portions of outstanding Options would have vested under certain circumstances of termination of employment, all outstanding and unvested Options held by our NEOs were underwater as of December 31, 2022, based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022) and therefore the Options are reflect in this table as having zero value.

(6)
RSUs granted in connection with conversion of the performance-based portion of the 2020 and 2021 Executive LTIP awards do not contain any provisions for the acceleration of vesting upon a termination of employment. Ms. Gerow’s supplemental RSUs granted on August 12, 2022 (and that do not relate to the RSUs granted in respect of the conversion of her Executive LTIP awards) contain certain termination protections with the amounts reflected in this table based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022).

(7)
Represents an amount equal to the cost to the Company of providing private medical expenses insurance for 12 months.

(8)
Represents an amount equal to the cost to the Company of providing private medical expenses insurance for 24 months.

(9)
As of December 31, 2022, Ms. Gerow was the only NEO that met the age and service requirements for “retirement” under the Company equity awards, however, Ms. Gerow did not meet the other requirement for retirement at such time, which include one year written notice. If Ms. Gerow had been eligible to retire on December 31, 2022 and had in fact retired, her RSUs that would have vested upon retirement would have a value equal to $48,796.

(10)
Represents an amount equal to the target annual bonus plus a pro-rata target annual bonus.

(11)
Represents an amount equal to two times the target annual bonus plus a pro-rata target annual bonus.

(12)
Represents the value of 12 months of continued vesting following termination of employment for outstanding RSUs based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022).

(13)
Represents the value of full vesting of all outstanding RSUs based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022).

(14)
Represents the value of outstanding RSUs that would vest on the first scheduled vesting date following a termination of employment based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022).

(15)
Represents an amount equal to the cost to the Company of providing private medical expenses insurance for 18 months.

(16)
Mr. Qualantone is entitled to the following severance payments and benefits in connection with his Separation Agreement, as described below under “— Separation Agreement with Michael Qualantone”, with the value of RSUs based on the closing stock price of our Class A Common Stock of $6.75 on December 30, 2022 (the last trading day in fiscal year 2022): $1,625,000 in respect of cash severance, $1,500,000 in respect of continued vesting of cash awards under the Executive LTIPs, $2,879,307 in respect of the value of continued vesting of all outstanding RSUs and $34,560 in respect of continued health care coverage at active employee rates.

(17)
Represents the cost to the Company of providing health care continuation for 12 months at active employee rates.

(18)
Represents the cost to the Company of providing health care continuation for 18 months at active employee rates.

Employment Agreements; Severance Protection Agreements
GBT UK has entered into addenda to the employment agreements with Mr. Abbott, Ms. Gerow and Mr. Crawley (the “Severance Amendments”) and GBT US has entered into a severance protection agreement with Mr. Bock (the “Severance Protection Agreement”), in each case that became effective on the first date that our stock became publicly traded. The Severance Amendments and the Severance Protection Agreement provide that upon a termination of the executive’s employment by GBT UK or GBT US, as applicable, without cause, a resignation by the executive for good reason or due to disability (in each case, other than in connection with a change in control), the executive would receive continued base salary for one year, an amount equal to the target annual bonus for the year of termination, a pro-rated annual bonus for the year of termination based on actual performance for Mr. Abbott and Mr. Bock and based on target performance for Ms. Gerow and Mr. Crawley and health benefits for up to 12 months after termination.
Upon a termination of employment by GBT UK or GBT US, as applicable, without cause or a resignation by the executive for good reason, in each case, occurring during the period beginning 60 days prior to and ending 18 months after a change in control of GBTG (except for a resignation for good reason by Mr. Bock, which period begins on the date of the change in control), in addition to the benefits above, then the executive would receive an additional amount equal to the sum of one times’ base salary plus the target annual bonus, payable in a lump sum, and health benefits for an additional 6 months (12 months for Mr. Abbott). Severance benefits under the Severance Amendments and the Severance Protection Agreement are subject to execution and effectiveness of a separation agreement, including a release of claims.
Separation Agreement with Michael Qualantone
On December 9, 2022, GBT US entered into the Separation Agreement with Michael Qualantone, which supersedes Mr. Qualantone’s Severance Protection Agreement with GBT US, dated November 29, 2021. The Separation Agreement provides that if Mr. Qualantone continues employment with GBT US until June 30, 2023, or if earlier, until the date his employment is terminated by GBT US without cause or due to death, then he will receive an amount equal to continued base salary for two years, 18 months of continued health care coverage at active employee rates, a 2023 bonus equal to $325,000 (paid in 2024) and continued vesting of his long-term incentive awards, subject to execution of a release of claims. Mr. Qualantone was also permitted to exchange his Legacy Options (as defined below) for RSUs in the Exchange Offer with a value of $6 million which RSUs continue to be eligible to vest following his separation provided that he complies with certain restrictive covenants, including two-year post-termination noncompetition and non-solicitation of customers and employees restrictions. During his 34 years of service with the Company and its affiliates, Mr. Qualantone successfully led the Company’s Supplier Relations function which is a key area within the organization and critical to our value proposition and growth. Mr. Qualantone participated in the JerseyCo MIP which, from 2014 to 2022, did not deliver any liquidity. Upon the consummation of the Business Combination, the stock options granted under the JerseyCo MIP were converted into Options of GBTG, as described in more detail above under the section “Compensation Discussion & Analysis — Equity Compensation”. Given Mr. Qualantone’s tenure, significant contribution to the Company and inability to realize liquidity with respect to his long-term incentive compensation, the Compensation Committee decided to extend his vesting eligibility through his severance period under the Separation Agreement.
Treatment of Equity Awards
The following describes the treatment of outstanding Options and RSUs held by our NEOs (other than Mr. Qualantone), as of December 31, 2022, in connection with a termination of employment or a change in control of the Company or its subsidiaries. Details on the termination treatment of Mr. Qualantone’s equity awards are described in the section above, “— Separation Agreement with Michael Qualantone”.
For purposes of the following disclosure, “severance period” refers to the period in which an NEO is entitled to receive continued base salary under any employment or severance agreement with the Company or its subsidiaries as a result of an involuntary termination of employment (or if the base salary is paid in a lump sum, the number of months of base salary that the lump sum represents). All equity awards held by NEOs as of December 31, 2022 are subject to continuing compliance by the holder with certain restrictive covenants following any termination of employment, including one-year post-termination noncompetition and non-solicitation of customers, vendors and employees restrictions.
Legacy Options
Certain of our NEOs were granted stock options prior to December 2, 2021 (“Legacy Options”). Upon an NEO’s involuntary termination, other than in connection with a change in control, Legacy Options will continue to vest for six months following termination of employment and will be exercisable until the earlier of 90 days after the applicable vesting date and the end of the term. Upon a termination of an NEO’s employment due to death or disability, Legacy Options continue to vest for 12 months following such termination of employment and will be exercisable until the earlier of 12 months after the applicable vesting date and the end of the term. In the event that an NEO experiences an involuntary termination within one year after a change in control, Legacy Options will immediately vest in full and remain exercisable for the remainder of the term.

BCA Options
Each of our NEOs was granted stock options on December 2, 2021 (“BCA Options”). Upon an NEO’s involuntary termination, other than in connection with a change in control, BCA Options that are scheduled to vest during the severance period will continue to vest during that severance period. Upon the termination of an NEO’s employment due to death, BCA Options will immediately vest. Upon a termination of an NEO’s employment due to disability or retirement, the next tranche of BCA Options scheduled to vest following such termination of employment will vest on the scheduled vesting date. In each case, BCA Options will remain exercisable until the earlier of (a) the later of November 27, 2023 or the first anniversary of the termination date and (b) the end of the term of the applicable BCA Option. In the event that an NEO experiences a termination of employment by the Company or any of its subsidiaries without cause during the period beginning 60 days prior to and ending 18 months after a change in control, or a termination due to death or disability or resignation for good reason occurring during the 18 month period after a change in control, then the BCA Options will immediately vest in full and be exercisable until the earlier of the first anniversary of termination or the end of the term.
Restricted Stock Units
Upon an NEO’s involuntary termination, other than in connection with a change in control, RSUs that are scheduled to vest during the severance period will continue to vest in accordance with the original schedule. Upon a termination of an NEO’s employment due to death, RSUs will immediately vest and be settled. Upon a termination of an NEO’s employment due to disability, the next tranche of RSUs scheduled to vest will continue to vest and be settled on the original schedule. Upon a termination of an NEO’s employment due to retirement, the RSUs that are next scheduled to vest on the ordinary schedule will continue to vest pro-rata based on the number of months (rounded up) served during the then-current 12-month vesting cycle and be settled on the original schedule.
In the event that an NEO experiences an involuntary termination within 60 days prior to a change in control, RSUs will continue to vest and be settled on their original schedule. If an NEO experiences an involuntary termination within 18 months after a change in control, RSUs will immediately vest and be settled. If an NEO terminates employment due to disability or retirement following a change in control that satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(v) (a “409A change in control”), RSUs will immediately vest and be settled. RSUs are settled within 30 days following the applicable vesting date, except for RSUs settled in connection with qualifying terminations that occur following a 409A change in control, which are settled within 10 days following the termination date.
PAY VERSUS PERFORMANCE
The following table sets forth a comparison of compensation reported in the Summary Compensation Table (“SCT”) to compensation actually paid to our Principal Executive Officer (“PEO”) and other non-PEO NEOs. The table also sets forth information on Company performance. The calculations and analysis set forth below are in accordance with the requirements of Item 402(v) of Regulation S-K and do not reflect the Company’s approach to aligning pay with performance. For more information on the Company’s pay practices, please see the CD&A, above. Amounts that would be paid in British pound sterling to Mr. Abbott, Ms. Gerow and Mr. Crawley have been converted to United States dollars for purposes of this disclosure. Salary and all other compensation have been converted at an annual average exchange rate (based on monthly averages) equal to $1.24 per £1.00 for 2022 (in each case, rounded to the nearest cent) and bonuses and non-equity incentive plan compensation have been converted at the rate in effect on the date of payments as set forth in the notes to the Summary Compensation Table.
Year	SCT Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(2)	Average SCT Total for non- PEO NEOs ($)(3)	Average Compensation Actually Paid to Non-PEO NEOs ($)(4)	Value of Initial Fixed $100 Investment Based On:		Net Income/ (Loss) ($mm)	Adjusted EBITDA Growth ($mm)(6)
					Total Shareholder Return ($)(5)	Peer Total Shareholder Return ($)(5)
2022	12,969,199	7,548,541	7,175,154	3,946,604	81	89	(229)	567

(1)
The amount from the “Total” column of the Summary Compensation Table for our PEO.

(2)
The following table sets forth a reconciliation from the SCT to amounts actually paid to our PEO.

			Equity Addition to SCT Total
Year	SCT Total ($)	Less Equity Deduction From SCT Total ($)(7)	Value of Current Year Equity Awards at 12/31 ($)(8)	Change in Value of Unvested Prior Year Awards at 12/31 ($)(9)	Change in Value of Prior Year Awards That Vested In Current Year ($)(10)	Total Equity Addition/ Deduction to SCT Total ($)	Total Compensation Actually Paid ($)(11)
2022	12,969,199	(6,000,000)	5,273,438	(2,605,620)	(2,088,475)	579,342	7,548,541

(3)
The average amounts from the “Total” column of the Summary Compensation Table for the Company’s non-PEO NEOs.

(4)
The following table sets forth a reconciliation from the SCT to the average amounts actually paid to our non-PEO NEOs.

			Equity Addition to SCT Total(12)
Year	SCT Total ($)	Less Equity Deduction From SCT Total ($)(13)	Value of Current Year Equity Awards at 12/31 ($)(8)	Change in Value of Unvested Prior Year Awards at 12/31 ($)(9)	Change in Value of Prior Year Awards That Vested In Current Year ($)(10)	Total Equity Addition/ Deduction to SCT Total ($)	Total Compensation Actually Paid ($)(11)
2022	7,175,154	(4,455,667)	2,914,422	(1,067,523)	(619,782)	1,227,117	3,946,604

(5)
Shareholder returns reflect $100 invested as of market close on May 31, 2022, the first trading day of GBTG Class A Common Stock. The Peer Total Shareholder Return is based on the S&P Software & Services Select Industry Index. which is used for purposes of the GBTG Form 10-K performance graph.

(6)
Company-selected measure of Adjusted EBITDA Growth as used for our AIA Plan awards in 2022 and as discussed under the section “Compensation Discussion & Analysis — Annual Incentive Compensation”, above.

(7)
Represents the grant date fair value of equity-based awards made during the applicable fiscal year.

(8)
Represents the year-end fair value of equity awards that were made during the fiscal year (no grants made during fiscal year 2022 vested during fiscal year 2022).

(9)
Represents the change in fair value during the fiscal year of equity-based awards granted in prior fiscal years that were still unvested as of year-end.

(10)
Represents the change in fair value during the 2022 fiscal year of equity-based awards granted in prior fiscal years that vested during the current fiscal year. All such awards consist of Options granted during fiscal years 2017, 2018, 2019, and 2021.

(8) – (10)
In conjunction with our becoming a publicly traded company, our NEOs received grants of time-based RSUs on August 12, 2022, based on the closing price of our Class A Common Stock on August 11, 2022. As discussed in the CD&A, most of these RSU grants were made to replace outstanding cash-based long-term incentive awards (LTI) that had been granted in previous fiscal years.

In addition, as part of the Business Combination, certain of our NEOs received an allocation of Earnout Shares some of which will not be fully service-vested until 2025. Fifty percent of the Earnout Shares will convert into Class A Common Stock upon the VWAP of a share of Class A Common Stock exceeding $12.50 for any twenty trading days within any thirty-day trading period within five years following the closing of the Business Combination. The remaining fifty percent of the Earnout Shares will convert into Class A Common Stock upon the VWAP of a share of Class A Common Stock exceeding $15.00 for any twenty trading days within any thirty-day trading period within five years following the closing of the Business Combination. The fair value at grant and at year-end 2022 of such Earnout Shares, along with the valuation methodology and related assumptions used, can be found in Note 21 to our consolidated financial statements included in our 2022 Annual Report.
Prior to 2022, all incentive equity grants made to our NEOs consisted of stock option grants. Fair values at time of grant, at year-end 2021 and 2022, and on vesting dates for awards that vested during 2022 were all determined by an independent third-party valuation firm or by reference to our share price. The table below summarizes the option fair values and related assumptions used to calculate NEO Compensation Actually Paid for fiscal year 2022.
Valuation Purpose for Pay Versus Performance	GBTG Stock Price Range	GBTG Option Exercise Price Range	Expected Term Range (years)	Stock Price Volatility Range	Risk-free Rate Range	Dividend Yield	Option Fair Value Range
Year-end 2021	$9.48	$6.72 – $14.58	2.75 – 5.92	35% – 45%	0.91% – 1.34%	0%	$1.76 – $4.06
2022 Vesting	$5.28 – $8.19	$6.72 – $14.58	2.45 – 5.00	40% – 50%	2.61% – 4.17%	0%	$0.70 – $3.11
Year-end 2022	$6.75	$7.23 – $14.58	2.63 – 4.94	40% – 45%	4.00% – 4.29%	0%	$1.03 – $2.03
As GBTG’s stock was not publicly traded until May 31, 2022, the year-end 2021 GBTG stock price was determined by Stout Risius Ross, LLC (“Stout”), an independent third-party valuation firm. To determine a stock price of $8.19, used in the valuation for options that vested on April 1, 2022, Stout used a straight-line interpolation between the year-end 2021 stock price and GBTG’s stock price of $7.39 at the time of the closing of the Business Combination. All stock prices and Option exercise prices have been adjusted to reflect the Business Combination.
The table below lists all of the relevant dates and stock prices used in making Compensation Actually Paid calculations for fiscal year 2022.
Date	GBTG Stock Price	Comment
December 31, 2021	$9.48	Year-end 2021 appraised value
April 1, 2022	$8.19	Vesting date for options with an exercise price of $7.23
May 27, 2022	$7.39	Closing of the Business Combination and grant of Earnout Shares
May 31, 2022	$8.37	First day of public trading of GBTG Class A Common Stock
July 1, 2022	$5.16	Vesting date for options with an exercise price of $6.72
August 11, 2022	$7.68	Closing price used to determine RSU grants on August 12, 2022
October 1, 2022	$5.66	Vesting date for options with an exercise price of $14.58
December 2, 2022	$5.28	Vesting date for options with an exercise price of $10.03
December 30, 2022	$6.75	Closing price for the final trading day in 2022

(11)
SCT total, less SCT equity grant fair value, plus year-end fair value of equity awards made during the year, plus the change in fair value during the year of equity awards that remained unvested as of year-end, plus the change in fair value of equity awards that vested during the year.

(12)
Amounts in this table take into account the incremental fair value as a result of the modifications to Mr. Qualantone’s RSUs and Options in 2022 in connection with his Separation Agreement, as further described in the section entitled “— Separation Agreement with Michael Qualantone”.

(13)
Represents the grant date fair value of equity-based awards made during the applicable fiscal year and takes into account the incremental fair value as a result of the modifications to Mr. Qualantone’s RSUs and Options in 2022 in connection with his Separation Agreement, as further described in the section entitled “— Separation Agreement with Michael Qualantone”.

List of Most Important Financial Measures
The table below sets forth the financial performance measures that we considered to be the most important in how compensation actually paid was linked to company performance during 2022. As discussed under the section “Compensation Discussion & Analysis — Annual Incentive Compensation”, above, the AIA Plan uses Adjusted EBITDA as the primary financial metric. As discussed in the Management Discussion & Analysis section of our 2022 Annual Report, Revenue and Free Cash Flow are among the Key Financial Metrics used in evaluating our overall business performance. Revenue is a primary driver of our Adjusted EBITDA results, and our Adjusted EBITDA results are a primary driver of our Free Cash Flow results.
Key Financial Measures
Adjusted EBITDA
Revenue
Free Cash Flow
Analysis of the Relationship Between Pay and Performance
Compensation Actually Paid and Cumulative Total Shareholder Return (TSR)

$14
$12
$10
$8
$6
$4
$2
$0
Compensation ($mm)
$150
$125
$100
$75
$50
Value of $100 Investment
$12.97
$7.55
$7.18
$3.95
$81
$89
PEO
NEO
2022 TSR
2022 SCT
2022 CAP
2022 GBTG TSR
2022 Peer Index TSR

Compensation Actually Paid and Net Income (Loss)

$14
$12
$10
$8
$6
$4
$2
$0
Compensation (mm)
$250
$200
$150
$100
$50
$0
-$50
-$100
-$150
-$200
-$250
Net Income (Loss) (mm)
$12.97
$7.55
$7.18
$3.95
-$229
PEO
NEO
GBTG Net Income (Loss)
2022 SCT
2022 CAP
2022 Net Income (Loss)

Compensation Actually Paid and Adjusted EBITDA Growth

Compensation (mm)
$14
$12
$10
$8
$6
$4
$2
$0
$12.97
$7.55
$7.18
$3.95
$567
$600
$500
$400
$300
$200
$100
$0
Adjusted EBITDA ($mm)
PEO
NEO
Adjusted EBITDA Growth
2022 SCT
2022 CAP
2022 Adjusted EBITDA Growth

NON-EMPLOYEE DIRECTOR COMPENSATION
Effective May 27, 2022, we adopted the Non-Employee Director Compensation Policy (the “Director Compensation Policy”). Under our Director Compensation Policy, we pay retainers to our independent directors in a mix of cash and equity-based awards. The cash retainers and additional meeting fees are paid quarterly in arrears, and the equity is awarded as RSUs under the 2022 Plan that are granted each year on the date of the annual meeting of the Company’s stockholders, with the initial grants made on the date the Form S-8 was first effective. RSUs vest on the date of the next annual meeting of the Company’s stockholders following the grant date, with pro-rated vesting from the date of appointment through the date of the next annual meeting of the Company’s stockholders for independent directors elected or appointed to serve on our board of directors for a partial term, in each case, subject to continued service on our board of directors. In addition, we pay a meeting fee premium for each committee meeting attended above (A) eight meetings, with respect to our Audit and Finance Committee and our Compensation Committee or (B) five meetings, with respect to our Nominating and Corporate Governance Committee and our Risk and Compliance Committee.
Our Director Compensation Policy provides for the annual payments and meeting fee premiums to independent directors described in the table below:
	Cash Retainer ($)	Meeting Fee Premium ($)	Restricted Stock Unit Awards ($)
Board
Chair	485,000	—	160,000
Other Directors	85,000	—	160,000
Audit and Finance Committee
Chair	15,000	2,000	—
Other Members	15,000	2,000	—
Compensation Committee
Chair	15,000	2,000	—
Other Members	10,000	2,000	—
Nominating and Corporate Governance Committee
Chair	10,000	2,000	—
Other Members	10,000	2,000	—
Risk Management and Compliance Committee
Chair	10,000	2,000	—
Other Members	10,000	2,000	—
We only pay retainers to directors who are not employees of the Company or any of its subsidiaries. All members of our board of directors, including directors who are not independent, are reimbursed for their travel costs and expenses incurred in connection with attending board and committee meetings and related Company business.
Director Compensation Table
The following table sets forth in summary form information concerning the compensation that we paid or awarded to our non-executive directors during the fiscal year ended December 31, 2022. This table includes individuals who, prior to the closing of the Business Combination, were directors of GBT or were directors of GBTG following the closing of the Business Combination.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Mohammed Saif S.S. Al-Sowaidi	146,651	160,000	306,651
Ugo Arzani(1)	81,233	—	81,233
James P. Bush(2)	169,151	160,000	329,151
Philippe Chérèque(1)	81,233	—	81,233
Marc D. Gordon(1)(5)	81,233	—	81,233
Gloria Guevara(3)	63,274	160,000	223,274
Eric Hart(4)	131,651	160,000	291,651
Raymond Donald Joabar(5)	139,151	160,000	299,151
Glenda McNeal(1)(5)	81,233	—	81,233
Michael Gregory O’Hara(6)	594,493	160,000	754,493
Richard Petrino(5)	139,151	160,000	329,151
Itai Wallach(7)	55,774	—	55,774
Susan Ward	161,651	160,000	321,651
Kathleen Winters(8)	82,024	160,000	242,024

(1)
Messrs. Arzani, Chérèque and Gordon and Ms. McNeal each resigned from the GBT board of directors effective May 27, 2022.

(2)
Mr. Bush’s fees were paid directly to Spyglass Unlimited, LLC, an entity partially owned by Mr. Bush.

(3)
Ms. Guevara’s fees were paid directly to Guevara Manzo Corp., an entity controlled by Ms. Guevara.

(4)
Mr. Hart’s fees were paid to Expedia, Inc. in respect of his service for Q1, Q2 and Q3 2022 and thereafter fees were paid directly to Mr. Hart.

(5)
Messrs. Gordon, Joabar and Petrino’s and Ms. McNeal’s fees were paid to Amex HoldCo. on behalf of each director’s service on the GBT board of directors for the period prior to the Business Combination and thereafter fees were paid directly to Messrs. Joabar and Petrino.

(6)
Mr. O’Hara’s fees were paid directly to Clementine Investments LLC, an entity controlled by Mr. O’Hara.

(7)
Mr. Wallach’s fees were paid to Apollo Principal Holdings III L.P. in respect of his service.

(8)
Ms. Winters’ fees were paid directly to Winters Advisory Inc., an entity controlled by Ms. Winters.

APSG Officer and Director Compensation
Individuals that served as officers or directors of APSG prior to the closing of the Business Combination did not receive compensation for services rendered to APSG (but were reimbursed for certain business expenses and provided with office and administrative support) and no services were rendered to GBT by these individuals prior to the closing of the Business Combination.
Compensation Committee Interlocks and Insider Participation
None of our executive officers currently serves as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of the board or the Compensation Committee. None of the individuals who served on the Compensation Committee during fiscal year 2022 and none of the current members of the Compensation Committee are current or former officers or employees of the Company. Additionally, none of the individuals who currently serve as members of the Compensation Committee or who served as members of the Compensation Committee during fiscal year 2022 has had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K.

Prohibitions Against Hedging and Pledging
As part of our insider trading policy, all directors, officers and employees of the Company are prohibited from engaging in hedging transactions (such as prepaid variable forward sales contracts, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF OUR NEOS
In accordance with Section 14A of the Exchange Act, we are asking our stockholders to vote at the Annual Meeting to approve, on an advisory basis, the compensation of our NEOs as disclosed in this proxy statement.
As discussed in detail under the heading “Compensation Discussion & Analysis — Executive Compensation,” our executive compensation program is a vital tool to attract and retain top talent and ensure that our corporate goals are being met successfully and is designed to provide market competitive compensation and benefit levels that will attract, retain, motivate, and reward a talented team of executive officers; integrate pay with the Company’s annual and long-term performance goals; encourage behaviors that are in the best interests of our customers, stockholders and the goals of the organization, and reinforce our culture.
Our executive compensation program is structured within a strong framework of compensation governance with a bias toward compensation that is dependent on long-term company performance and balanced to mitigate risks appropriately.
We are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement. Accordingly, we are asking our stockholders to vote on an advisory basis “FOR” the following non-binding resolution:
“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, compensation tables and narrative discussion, is hereby approved.”
Vote Required
The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to all compensation relating to the Company’s NEOs, as described in this proxy statement. The vote is advisory and is not binding on the Company, our board of directors or the Compensation Committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Company, our board of directors or the Compensation Committee. However, our board of directors and the Compensation Committee value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions and policies regarding the Company’s executive officers.
The affirmative vote of a majority of the votes cast by the holders of all of the shares of common stock that are entitled to vote on the matter is required to approve the compensation of our NEOs.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

PROPOSAL 4 — ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NEOS
In accordance with SEC rules, we are seeking an advisory vote from our stockholders on how often we should hold an advisory vote to approve our NEO compensation. You may vote for every one, two, or three years, or you may abstain from voting.
After considering the benefits and consequences of each alternative, our board of directors recommends that the advisory vote on the compensation of our NEOs be submitted every three years. In formulating its recommendation, our board of directors considered that compensation decisions take into consideration historical performance and our long-term performance over multiple years and that a three-year advisory vote on the compensation of our NEOs will provide an opportunity to evaluate our consideration of the results of the prior vote thereby allowing stockholders to provide regular feedback on our compensation philosophy, policies and practices. Our first advisory vote to approve our NEO compensation will be included in the proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2023.
Vote Required
While our board of directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preference, on an advisory basis, as to whether non-binding future stockholder advisory votes on the compensation of our NEOs should be held every year, two years or three years.
Our board of directors and our Compensation Committee value the opinions of our stockholders in this matter and, to the extent there is any significant vote in favor of one time period over another, will take into account the outcome of this vote when making future decisions regarding the frequency of holding future stockholder advisory votes on the compensation of our NEOs. However, because this is an advisory vote and therefore not binding on our board of directors or our company, our board of directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our board of directors.
The alternative among one year, two years or three years that receives the highest number of votes cast will be deemed to be the frequency preferred by our stockholders.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “THREE YEARS” AS THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NEOS.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders:	47,686,422	$7.66	47,650,535
Equity compensation plans not approved by security holders:	—	—	—
Total	47,686,422	$7.66	47,650,535

(1)
The amount set forth in this column consists of 11,288,745 shares issuable upon settlement of RSUs granted under the 2022 Plan and 36,397,677 shares issuable upon exercise of Options granted under the MIP, in each case, as of December 31, 2022. RSUs are not reflected in the weighted exercise price in column (b) as these awards do not have an exercise price. These amounts do not include Earnout Shares which were not issued pursuant to an equity compensation plan but are subject to performance-based and service-based vesting conditions and are convertible one-for-one into Class A Common Stock when the performance-based conditions are satisfied.

(2)
The amount set forth in this column reflects 36,581,546 shares available for future issuance under the 2022 Plan and 11,068,989 shares available for future issuance under the ESPP, in each case, as of December 31, 2022. On January 1st of each year during which the ESPP is in effect, commencing on January 1, 2023, the number of shares available for purchase under the ESPP will be automatically increased by the lesser of (x) 11,068,989 shares, (y) 1% of the number of shares of all Class A Common Stock outstanding as of the immediately preceding December 31 (calculated on a fully diluted basis, including derivative securities of the Company that may become convertible for equity securities of the Company), and (z) such lesser number of shares as our board of directors may determine, in each case, subject to equitable adjustment to reflect certain corporate events.

As of December 31, 2022, equity securities have been authorized for issuance to employees, consultants and/or non-employee directors under the 2022 Plan, the MIP and the ESPP. As of December 31, 2022, although no further awards may be granted under the MIP, there remain outstanding Options under the MIP, which are reflected in Column (a) of the table. In 2022, no offering periods commenced under the ESPP.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below, were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions.
In addition to the director and executive officer compensation arrangements discussed above in the section entitled “Compensation Discussion & Analysis,” this section describes transactions, or series of related transactions, since January 1, 2022 to which we were a party or will be a party, in which:
•
the amount involved exceeded or will exceed $120,000; and

•
any of our directors, executive officers or beneficial owners of more than 5% of any class of our capital stock (each, a “5% Holder”), or any members of the immediate family of and any entity affiliated with any such person, had or will have a direct or indirect material interest.

Related Party Transactions
Tender and Support Agreement
On September 8, 2022, we entered into the Tender and Support Agreement with each of the persons listed on Schedule A and Schedule B thereto (the “Tender and Support Agreement”). Pursuant to the Tender and Support Agreement, the Sponsor, which held 100% of our outstanding Private Placement Warrants (as such term is defined in the Tender and Support Agreement), agreed to tender all of its Private Placement Warrants in the Exchange Offer (as such term is defined in the Tender and Support Agreement) and consent to the Warrant Amendment in the Solicitation (as such term is defined in the Tender and Support Agreement). We acquired and retired all outstanding Private Placement Warrants as part of the Exchange Offer, and no such warrants remained outstanding as of December 31, 2022.
Subscription and Distribution Agreements
At the closing of the Business Combination, we and GBT entered into a Class B Common Stock Subscription Agreement (the “GBTG Class B Common Stock Subscription Agreement”) and a Subscribed Ordinary Shares Subscription Agreement.
Pursuant to the GBTG Class B Common Stock Subscription Agreement, we issued and sold to GBT, and GBT subscribed for and purchased from us, a number of shares of Class B Common Stock equal to the total number of GBT B Ordinary Shares (non-voting redeemable shares of GBT, designated as “B Ordinary Shares” in the GBT amended and restated memorandum of association with a nominal value of €0.00001) issued in connection with the Business Combination Agreement, and GBT paid us the amount which equals the product of (a) $0.0001 per share and (b) the aggregate number of shares of Class B Common Stock subscribed for by GBT at the closing of the Business Combination in accordance with the Business Combination Agreement (the “GBT Subscription”).
Pursuant to the Subscribed Ordinary Shares Subscription Agreement, GBT issued and sold to us, and we subscribed for and purchased from GBT, (i) a number of shares of GBT A Ordinary Shares (voting redeemable shares of GBT, designated as “A Ordinary Shares” in the GBT amended and restated memorandum of association with a nominal value of €0.00001) equal to the number of shares of Class A common stock outstanding after giving effect to the transactions contemplated by the Business Combination (as such term is defined in the Business Combination Agreement) and the related transactions and (ii) a GBT Z Ordinary Share (non-voting non-redeemable shares of GBT, designated as the “Z Ordinary Share” in the GBT amended and restated memorandum of association with a nominal value of €0.00001), and we paid GBT the GBTG Subscribed Ordinary Shares Purchase Price (as such term is defined in the Business Combination Agreement).
In addition, the Continuing JerseyCo Owners entered into a Class B Common Stock Distribution Agreement pursuant to which, following the GBT Subscription, GBT distributed to the Continuing JerseyCo Owners, and each Continuing JerseyCo Owner accepted from GBT, the shares of Class B Common Stock that GBT acquired in connection with the GBTG Class B Common Stock Subscription Agreement, in partial consideration for the redemption and cancellation of the voting and non-voting ordinary shares of GBT held by the Continuing JerseyCo Owners.
Registration Rights Agreement
At the closing of the Business Combination, we entered into an amended and restated registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, members of our board of directors and management (the “Insiders”) and the Continuing JerseyCo Owners, pursuant to which, among other things, we agreed to register for resale, pursuant to Rule 415 under the Securities Act, certain shares of our Class A Common Stock and other equity securities that are held by the holders party to the Registration Rights Agreement from time to time. Pursuant to the Registration Rights Agreement, we filed a registration statement on Form S-1 registering the issuance and resale of certain shares of our Class A Common Stock and warrants.
The Sponsor and the Insiders may collectively demand not more than one underwritten shelf takedown per fiscal quarter and each Continuing JerseyCo Owner may demand not more than one underwritten shelf takedown per fiscal quarter, in each case, subject to certain customary limitations set forth in the Registration Rights Agreement, including the right of the underwriters to limit the number of securities to be included in an underwritten offering and our right to delay or withdraw a registration statement under certain circumstances. The holders party to the Registration Rights Agreement are also entitled to certain piggyback registration rights and indemnification rights.
Exchange Agreement
At the closing of the Business Combination, we entered into an exchange agreement (the “Exchange Agreement”) with GBT and the Continuing JerseyCo Owners, giving the Continuing JerseyCo Owners (or certain permitted transferees thereof) the right, on the terms and subject to the conditions thereof, to exchange their GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock on a one-for-one basis, subject to customary adjustments for stock splits, dividends, reclassifications and other similar transactions, or, in certain limited circumstances, at the option of the Exchange Committee designated in the Exchange Agreement, for cash (based on the dollar VWAP of Class A Common Stock for the five trading day period ending on the trading day immediately preceding the applicable exchange date).
In addition, to preserve the Up-C structure, the Exchange Agreement provides that we and GBT will take (or, in some cases, forbear from taking) various actions, as necessary to maintain a one-to-one ratio between the number of issued and outstanding (x) Class A Common Stock (and equivalents) and the GBT A Ordinary Shares and (y) Class B Common Stock and the GBT B Ordinary Shares. For example, if we issue or sell additional shares of Class A Common Stock, we will contribute the net proceeds of such issuance or sale to GBT, and GBT will issue to us an equal number of GBT A Ordinary Shares. Similarly, the Exchange Agreement provides neither we nor GBT may effect any subdivision or combination of any of its equity securities unless the other effects an identical subdivision or combination of the corresponding class of its equity securities. As the Continuing JerseyCo Owners (or certain permitted transferees thereof) exchange GBT B Ordinary Shares (with automatic surrender for cancellation of an equal number of shares of Class B Common Stock) for shares of Class A Common Stock or cash, the number of GBT A Ordinary Shares held by us will be correspondingly increased, and a corresponding number of shares of Class B Common Stock will be cancelled.
We, acting through the Exchange Committee, may limit or restrict such exchanges if the Exchange Committee determines that such limitations or restrictions are necessary to avoid a violation of applicable law or GBT being classified as a “publicly traded partnership” taxable as a corporation for United States federal income tax purposes.
Shareholders Agreement
At the closing of the Business Combination, we, GBT and the Continuing JerseyCo Owners entered into a Shareholders Agreement. The Shareholders Agreement sets forth various restrictions, limitations and other terms concerning the transfer of our or GBT’s equity securities by the parties thereto (other than, in most circumstances, the GBT A Ordinary Shares). Among other matters, and subject to certain terms, conditions and exceptions, the Shareholders Agreement prohibits each Continuing JerseyCo Owner, severally and not jointly, from effecting transfers of such equity securities to certain specified restricted persons, as well as transfers that would violate applicable securities laws or cause GBT to be treated other than as a pass-through entity for United States federal income tax purposes.
The Shareholders Agreement specifies the initial composition of our board of directors effective immediately upon the closing of the Business Combination. We agreed with each Continuing JerseyCo Owner (on a several basis), to take all necessary action within its control to cause the board of directors to have 11 directors, consisting of the Chief Executive Officer, two Amex HoldCo. nominees, two Juweel nominees, one Expedia nominee, one Sponsor nominee, and, for so long as the director designated by the Sponsor is serving on the board of directors, four independent nominees, nominated by the board of directors’ nominating and governance committee, and, following the conclusion of the Sponsor designee’s service on the board of directors, five such independent nominees. If Amex HoldCo. or Juweel ceases to own at least 15% of our issued shares, it will thereafter have the right (on a several basis) to nominate only one director, and if any Continuing JerseyCo Owner ceases to own at least 5% of our issued shares, it will thereafter have no right to nominate a director, except that Amex HoldCo. will continue to have the right (on a several basis) to nominate a director for so long as we are a “controlled entity” under the Bank Holding Company Act of 1956 (the “BHC Act”).
The Shareholders Agreement also requires (subject to certain specified conditions and exceptions including those described below) the approval of each Continuing JerseyCo Owner for us or its subsidiaries to take certain actions, including:
•
Other than in accordance with the Certificate of Incorporation or pursuant to an issuer tender offer or share repurchase program that, in each case, was approved by the board of directors, the redemption, cancellation or repayment of any of our or GBT’s equity securities, other than on a pro rata basis from all shareholders;

•
Dividends or distributions, other than on a pro rata basis;

•
Other than in accordance with the Certificate of Incorporation, any share exchanges, splits, combinations and similar actions with respect to one or more, but not all, classes or series of GBTG or GBT shares;

•
Amendments to GBT’s organizational documents that relate specifically and solely to rights, priorities and privileges of the GBT B Ordinary Shares or the GBT C Ordinary Shares (non-voting redeemable shares of GBT, designated as “C Ordinary Shares” in the GBT amended and restated memorandum of association with a nominal value of €0.00001), as applicable, or have a disproportionate adverse effect on such shares as compared to any other class or series of shares, and do not require a separate class vote of the holders of such shares; or

•
Any agreement or commitment to do any of the foregoing.

In general, the foregoing approval right of a Continuing JerseyCo Owner will terminate if such Continuing JerseyCo Owner ceases to own at least 10% of our issued common stock; however, an amendment to GBT’s organizational documents of the type described in the fourth bullet in the preceding sentence will require the approval of any Continuing JerseyCo Owner to which such amendment is materially adverse, regardless of such Continuing JerseyCo Owner’s percentage interest of common stock. The foregoing approval rights do not apply to actions that we or GBT undertake to effect an exchange pursuant to the Exchange Agreement, actions that they are otherwise authorized to undertake pursuant to the Exchange Agreement.
In addition, provided Amex HoldCo. continues to own 25% of our issued stock, Amex HoldCo. has approval rights with regard to a certain specified internal corporate transactions and other actions or inactions that would result in consolidation of us or GBT with American Express and/or its affiliates or result in we or GBT becoming a “variable interest entity” under Accounting Standard Codification 810 — Consolidation.
Each Continuing JerseyCo Owner will appoint us as its attorney-in-fact to, among other things, execute (x) written resolutions in their capacities as holders of GBT B Ordinary Shares and GBT C Ordinary Shares, as applicable, and (y) instruments appointing us as their proxy to vote such shares, in each case on all such matters as to which a vote or written resolution of the holders of such shares is required by law, other than matters that relate specifically and solely to the rights, priorities and privileges of the GBT B Ordinary Shares or the GBT C Ordinary Shares, as applicable, or matters that have a disproportionate adverse effect on the GBT B Ordinary Shares or the GBT C Ordinary Shares, as applicable, as compared to any other class or series.
At the closing of the Business Combination, we became a holding company whose principal asset is the GBT A Ordinary Shares. As such, we have no independent means of generating revenue or operating cash flows. GBT is treated as a partnership for United States federal income tax purposes and, as such, generally will not be subject to United States federal income tax. Instead, taxable income will be allocated to holders of GBT capital stock, including us. Accordingly, we will incur income taxes on its allocable share of any net taxable income of GBT and will also incur taxes and other expenses incidental to its functions as a public company.
Pursuant to the Shareholders Agreement, GBT will make pro rata cash distributions to GBT’s shareholders, including us, in amounts intended to be sufficient to enable us to satisfy our liabilities for taxes, as reasonably determined by the board. GBT will be required to make tax distributions pro rata in accordance with ownership of GBT capital stock.
In addition to tax expenses, we incur other expenses incidental to GBT’s functions as a public company, which could be significant. The Shareholders Agreement requires GBT to pay or reimburse (or to cause one or more of its subsidiaries to pay or reimburse) such non-tax expenses (without making corresponding ratable distributions to GBT’s other shareholders). However, GBT’s ability to make such distributions and pay or reimburse such expenses may be subject to various limitations and restrictions, including but not limited to, restrictions in debt documents and the applicable provisions of Jersey law including, but not limited to, the obligation of the GBT board of directors to declare a 12-month forward-looking cash flow solvency statement in accordance with the Companies (Jersey) Law 1991, prior to the declaration of a distribution. Subsidiaries of GBT are also generally subject to similar or other types of legal limitations on their ability to make distributions that would have the effect of rendering them insolvent.
Under the Shareholders Agreement, for as long as American Express “controls” us under the BHC Act, we must provide prior notice to Amex HoldCo. before it and its subsidiaries may engage in certain new activities, investments and acquisitions, subject to exceptions for certain pre-approved new products and services, and Amex HoldCo. may veto such new activities, investments and acquisitions if, after cooperating with us for a period of time to reach a mutually agreeable solution, Amex HoldCo. reasonably concludes that such new activities, investments and acquisitions would have an adverse effect on Amex HoldCo.’s regulatory status under applicable banking laws.
The Shareholders Agreement permits American Express to take, or require us to take (in American Express’ sole discretion), certain actions to terminate its deemed “control” of us under the BHC Act upon the occurrence of any of the “Amex Exit Conditions” specified in the Shareholders Agreement.
If an Amex Exit Condition occurs, American Express may exercise any of the following remedies to terminate its deemed “control” of us for purposes of the BHC Act:
•
Require us to issue to American Express in exchange for its shares of Class A Common Stock and/or Class B Common Stock, as the case may be, an equal number of shares of GBTG Class A-1 Preferred Stock, par value $0.00001 per share (“Class A-1 Preferred Stock”) and GBTG Class B-1 Preferred Stock, par value $0.00001 per share (“Class B-1 Preferred Stock”), respectively, which are non-voting;

•
Exercise demand registration rights under the Registration Rights Agreement without regard to certain restrictions and limitations on the exercise of demand registration rights thereunder; or have no obligation to renew such co-brands or support any future co-brands once the A&R Trademark License Agreement is terminated.

•
Transfer some or all of its shares of GBTG or GBT without regard to most transfer restrictions and limitations that would otherwise apply in connection with a transfer of such shares.

If an Amex Exit Condition occurs and American Express is required to or chooses to terminate its deemed “control” of us under the BHC Act, American Express will have the sole right to determine what approach or option to take to achieve a decontrol position, subject to a requirement to use commercially reasonable efforts and consult with us in good faith to minimize costs and maximize tax efficiency for both American Express and us. In addition, if we make a “GBTG Election” (as defined in the Shareholders Agreement), Amex HoldCo. may, at its option, terminate the A&R Trademark License Agreement, subject to the two-year transition period set forth therein (including termination of the “Payment Provider Obligations” referred to in A&R Trademark License Agreement and the American Express exclusivity obligations to us and our affiliates, and our and our affiliates’ other exclusivity obligations to American Express under the operating agreements between GBT UK (and its affiliates, where applicable) and American Express; provided, however, that our co-brand obligations with respect to the existing co-brands will continue on their current terms until the existing termination dates of such agreements; provided, further, that we and our affiliates will have no obligation to renew such co-brands or support any future co-brands once the A&R Trademark License Agreement is terminated).
Sponsor Side Letter Amendment
In connection with the Business Combination Agreement, on December 2, 2021, the Sponsor, the Insiders, APSG and GBT entered into a side letter (the “Sponsor Side Letter”) which, among other things, contains certain restrictions on the transfer by the Sponsor and the Insiders with respect to the Class A Common Stock issued to each of them at the closing of the Business Combination in connection with the conversion of the Founder Shares. The Sponsor and the Insiders are not permitted to transfer their Class A Common Stock, subject to certain permitted exceptions, until the earlier to occur of (a) one year following the closing of the Business Combination and (b) the date which the VWAP of Class A Common Stock exceeds $12.00 per share for any 20 trading days within a period of 30 consecutive trading days. Permitted exceptions include (i) transfers to APSG’s officers or directors, any affiliates or family members of any of APSG’s officers or directors, any partner of the Sponsor, or any affiliates of the Sponsor; (ii) in the case of an individual, transfers by gift to a member of one of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (iii) in the case of an individual, transfers by virtue of laws of descent and distribution upon the death of such person; (iv) in the case of an individual, transfers pursuant to a qualified domestic relations order; (v) transfers by virtue of the laws of Delaware or the Sponsor’s partnership agreement upon dissolution of the Sponsor; (vi) transfers pursuant to APSG’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of APSG’s stockholders having the right to exchange their shares of Domesticated Acquiror Class A common stock for cash, securities or other property subsequent to the closing of the Business Combination and (vii) transfers to a nominee or custodian of a person to whom a transfer would be permissible under clauses (i) through (vi) above.
In connection with the Business Combination, APSG, GBT, the Sponsor and certain of its insiders entered into an amendment to the Sponsor Side Letter (the “Sponsor Side Letter Amendment”), to subject an additional approximately 10% of the Sponsor’s Class A Common Stock that would have immediately vested at the closing of the Business Combination to a vesting condition that the VWAP of the Class A Common Stock exceeds $12.50 for any 20 trading days in a period of 30 consecutive trading days within five years of the Business Combination.
After giving effect to the Sponsor Side Letter Amendment, 12,268,186 of the Class A Common Stock issued to the Sponsor at the closing of the Business Combination (such shares, which for the avoidance of doubt do not include any PIPE Securities or any Syndicate Shares (as defined in the Sponsor Side Letter), the “Sponsor Shares”) immediately vested without restrictions and 8,077,064 of the Sponsor Shares were deemed unvested subject to certain triggering events to occur within five years following the Business Combination (the “Sponsor Side Letter Vesting Period”). If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A common stock is greater than or equal to $12.50 for any 20 trading days within a period of 30 consecutive trading days, 4,720,098 of the unvested Sponsor Shares will vest. If, within the Sponsor Side Letter Vesting Period, the VWAP of Class A Common Stock is greater than or equal to $15.00 for any 20 trading days within a period of 30 consecutive trading days the remaining 3,356,966 of the unvested Sponsor Shares will vest. To the extent that either of the aforementioned triggering events do not occur within the Sponsor Side Letter Vesting Period, such Sponsor Shares will be forfeited to and terminated by us. For the avoidance of doubt, any Class A Common Stock purchased by the Sponsor in connection with the PIPE Investment will not be subject to the vesting or transfer restrictions described above.
The registered holder(s) of the unvested Sponsor Shares continue to be entitled to all of the rights of ownership thereof, including the right to vote and receive dividends and other distributions in respect thereof. The number of shares and the price targets listed above will be equitably adjusted for stock splits, reverse stock splits, dividends (cash or stock), reorganizations, recapitalizations, reclassifications, combinations or other like changes or transactions with respect to the Class A common stock occurring after the Business Combination.
Arrangements with Shareholders
Governance, Advisory and Equity Commitment Arrangements
On August 25, 2020, Juweel and Amex HoldCo. entered into Equity Commitment Letters with GBT pursuant to which Juweel and Amex HoldCo., in their respective capacities as shareholders of GBT, committed to provide an aggregate of up to $300 million of preferred equity financing, on the terms and subject to the conditions set forth therein. Prior to the Business Combination, GBT received $150 million in cash proceeds from preferred share issuances pursuant to these Equity Commitment Letters. The Equity Commitment Letters were terminated upon the consummation of the Business Combination.
On March 2, 2016, GBT entered into an Advisory Services Agreement with Certares Management Corp. pursuant to which Certares Management Corp. agreed to provide advisory services with respect to any acquisition or disposition of any business, company or material assets of any business or company (whether by merger, consolidation, recapitalization or otherwise) or any other similar transaction in which we or any of our direct or indirect subsidiaries of may be, or may consider becoming, involved. Pursuant to the Advisory Services Agreement, GBT paid Certares Management Corp. an annual fee of $2.5 million plus reimbursement of out-of-pocket expenses not in excess of $400,000 per year. The Advisory Services Agreement terminated upon the consummation of the Business Combination.
Arrangements Relating to GBT’s Acquisitions of HRG and Egencia
In February 2018, in connection with the announcement of our planned acquisition of Hogg Robinson Group Limited (“HRG”), a global B2B services company specializing in travel management, GBT entered into certain arrangements with GBT’s shareholders relating to the consummation of such acquisition. Pursuant to these arrangements, GBT agreed, among other things: to (i) refrain from taking any actions with respect to the defined benefit scheme for certain associates and retirees of GBT and its affiliates in the United Kingdom (the “HRG Pension Scheme”) without the approval of the GBT board of directors and after consultation with GBT’s shareholders; and (ii) indemnify GBT’s shareholders from any losses incurred by GBT’s shareholders in relation to the HRG Pension Scheme or the disposal by HRG of Fraedom Holdings Limited and Fraedom LLC to Visa International Holdings Limited. Except for certain matters, including with respect to information, indemnification and certain other rights and obligations in connection with the HRG Pension Scheme, these arrangements were terminated upon the consummation of the Business Combination.
On November 1, 2021, GBT consummated the acquisition of the Egencia business from Expedia (the “Egencia Acquisition”). In connection with the Egencia Acquisition, on November 1, 2021, an affiliate of GBT and EAN.com LP, an affiliate of Expedia, entered into a ten-year term marketing partner agreement to provide GBT’s corporate clients with access to Expedia group hotel content (the “EPS Agreement”). The EPS Agreement requires an affiliate of Expedia to meet certain competitiveness thresholds with respect to the Expedia group hotel content offered to GBT and requires GBT to satisfy a certain share of wallet commitments to the affiliate of Expedia (including the making of cash shortfall payments in the event of share of wallet failure, subject to offset based on outperformance by GBT in subsequent periods). GBT’s share of wallet obligations is subject to adjustment for future acquisitions and dispositions and the failure of the affiliate of Expedia to meet agreed competitiveness thresholds. As a result of the above agreement, the Company recognized revenue of $130 million and $8 million for the periods ended December 31, 2022 and 2021, respectively. As of December 31, 2022 and 2021, the Company had a $18 million and $4 million receivable from the affiliate of Expedia, respectively.

On November 1, 2021, also in connection with the Egencia Acquisition, GBT UK, an affiliate of GBT, and Expedia, Inc., an affiliate of Expedia, entered into a Transition Services Agreement (the “Egencia TSA”), pursuant to which Expedia, Inc. and its affiliates provide certain transition services to GBT UK and its affiliates to facilitate an orderly transfer of Egencia from Expedia to GBT. The initial term of the Egencia TSA is 18 months. The initial term of each service is set forth in the Egencia TSA, and the term of certain services is subject to extension under certain circumstances. GBT UK has the right to terminate services for convenience upon prior written notice to Expedia, Inc. For services provided by Expedia to Egencia prior to the Egencia acquisition, pricing under the Egencia TSA is determined in the same manner as pricing for such services was historically determined by Expedia, Inc. For services that were not provided by Expedia, Inc. to Egencia prior to the Egencia acquisition, in general pricing is equal to the cost of providing such services. For the period ended December 31, 2022 and 2021, the total cost charged to the Company was approximately $34 million and $8 million that was included in the Company’s consolidated statements of operations. As of both December 31, 2022 and 2021, the Company had a payable to Expedia Inc. of $8 million. Further, as of December 31, 2022 and 2021, Egencia had a net receivable of $4 million and a net payable of $16 million to Expedia, respectively, on account of net cash settled on behalf of or on Egencia’s behalf by Expedia during the respective years.
Commercial Arrangements with American Express
In May 2022, certain wholly-owned subsidiaries of the Company executed long-term commercial agreements with American Express, including an amended and restated trademark license agreement (the “A&R Trademark License Agreement”), pursuant to which GBT UK, all wholly-owned operating subsidiaries of GBTG and other permitted sublicensees continue to license the American Express trademarks used in the American Express Global Business Travel brand and license the American Express trademarks used in the American Express GBT Meetings & Events brand for business travel, meetings and events, business consulting and other services related to business travel, in each case on an exclusive and worldwide basis. The term of the A&R Trademark License Agreement is for 11 years from May 27, 2022, unless earlier terminated or extended.
The parties amended the terms of certain of these commercial arrangements (such agreements, as amended and collectively with the A&R Trademark License Agreement, the “Amended Amex Commercial Agreements”), which provide, among other things, the following:
•
Subject to certain exceptions, the Compny is required to: (i) offer, promote and market only American Express payment products to any current or potential client of the Company; (ii) use commercially reasonable efforts to make available American Express products and services the default and/or first payment option when a Company client or its personnel use or otherwise select a payment method on the Company’s platform; (iii) for each applicable country or jurisdiction in which American Express offers payment products, exclusively make American Express payments products available, to our employees; (iv) not directly or indirectly offer, promote, market or provide any scorecard or travel-related benefit to or through certain American Express competitors, third party travel agency or other third party, in each case as a card member benefit; and/or (v) not permit any consumer travel agency (other than American Express’ Travel and Lifestyle Services division) to use GBT’s travel volume as a means of obtaining any scorecard or travel-related benefit for purposes of providing such travel-related benefit, in each case as a card member benefit (such obligations in (i) through (v), collectively, the “GBT Exclusivity Obligations”). However, GBT may accept payments from other providers and may develop technical integration of products that support payments made via other payment providers.

•
American Express exclusively uses GBT as its business travel and meetings and events provider, subject to limited exceptions, for so long as the GBT Exclusivity Obligations remain in place.

•
American Express exclusively submits eligible business travel and meetings and events leads to GBT, but will not be foreclosed from receiving leads from any third party, and GBT will exclusively submit eligible payment products leads to American Express.

•
American Express is restricted from entering into any exclusive agreements or otherwise exclusively partnering with specified categories of GBT’s competitors for the development and delivery of Business Travel Services.

•
GBT continues to support certain American Express partnerships existing prior to the Business Combination, renewals of those relationships, and certain new partnerships, each on mutually acceptable terms.

•
GBT and American Express collaborate on mutually beneficial growth opportunities on mutually beneficial terms, including the expansion of their global lead generation partnership and joint client value proposition and retention.

•
GBT continues to accept the American Express card as an American Express card merchant as long as the license of the American Express trademarks used in our business is in effect.

Commercial Arrangements with Apollo
On December 2, 2021, concurrent with the execution of the Business Combination Agreement, we entered into subscription agreements with certain private investors (“PIPE Investors”), pursuant to which the PIPE Investors collectively agreed to subscribe for 33.5 million shares of the Company’s Class A common stock for an aggregate purchase price equal to $335 million (the “PIPE Investment”), including $2 million subscribed by entities related to APSG. The PIPE Investment was consummated concurrently with the closing of the Business Combination on May 27, 2022. Apollo Global Securities, LLC received approximately $1.7 million as a placement agent fee paid in connection with the PIPE Investment pursuant to the Placement Agent Engagement Letter. Further, the Sponsor agreed to purchase 2.0 million shares of PIPE Securities on the same terms and conditions as the other PIPE Investors at a price of $10.00 per share.
Policies and Procedures for Related Person Transactions
Our board of directors has adopted a written policy statement regarding transactions with related persons, which we refer to as our “related person transactions policy.” Our related person transactions policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any “related person transaction” (defined as any transaction that is anticipated to be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to our board of directors. No related person transaction will be executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest.

HOUSEHOLDING
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy to you upon written or oral request to Global Business Travel Group, Inc., 666 3rd Avenue, 4th Floor, New York, New York 10017, Attention: Corporate Secretary, telephone: (480) 909-1740. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.
STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING
Submission of Stockholder Proposals for Inclusion in Next Year’s Annual Meeting Proxy Statement
Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of stockholders to be held in 2024 must comply with the procedures set forth in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, your proposal(s) must be received by the Company no later than December 23, 2023. Proposals should be sent to the Corporate Secretary of the Company at its principal executive offices, 666 3rd Avenue, 4th Floor, New York, NY 10017. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the annual meeting of stockholders to be held in 2024 any stockholder proposal which may be omitted from the proxy materials according to applicable regulations of the SEC in effect at the time the proposal is received.
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
A stockholder who wishes to submit a proposal or nominate a candidate to serve as a director for consideration at the annual meeting of stockholders to be held in 2024 outside the processes of Rule 14a-8 under the Exchange Act must timely deliver a written notice in accordance with the requirements, including eligibility and information required in such notice, set forth in Sections 2.12(a)(i) and 2.12(a)(ii) of the Company’s Bylaws. To be timely, such written notice must be received by the Corporate Secretary of the Company at its principal executive offices, 666 3rd Avenue, 4th Floor, New York, NY 10017, not earlier than the close of business on February 7, 2024, nor later than the close of business on March 8, 2024. In the event that the annual meeting of stockholders to be held in 2024 is scheduled for more than 30 days before, or more than 70 days following, June 6, 2024 (the anniversary of the Annual Meeting), the written notice by the stockholder must be delivered not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting for 2024 is first made.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
EXPENSES AND SOLICITATION
We will bear all costs of solicitation of proxies. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with their best judgment.
By Order of the Board of Directors,
/s/ Michael Gregory O’Hara

Michael Gregory O’Hara
Chairman of the Board
April 21, 2023
New York, New York

ANNEX A — Reconciliation of Non-GAAP Financial Measures
This proxy statement refers to certain financial measures that are not recognized under accounting principles generally accepted in the United States of America (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through.
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. Our non-GAAP financial measures are provided in addition to, and should not be considered as an alternative to, other performance or liquidity measure derived in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and you should not consider them either in isolation or as a substitute for analyzing our results as reported under GAAP. In addition, because not all companies use identical calculations, the presentations of our non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company.
Management believes that these non-GAAP financial measures provide users of our financial information with useful supplemental information that enables a better comparison of our performance across periods. In the proxy statement, we have used Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through non-GAAP financial measures as performance measures as they are important metrics used by management. While Adjusted EBITDA is used to evaluate and understand the underlying operations and business trends, forecast future results and determine future capital investment allocations, we use Adjusted EBITDA Growth and Adjusted EBITDA Fall Through metrics to determine our annual variable payment compensation. These non-GAAP financial measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, and/or to compare our performance against that of other peer companies using similar measures.
We define Adjusted EBITDA as net income (loss) before interest income, interest expense, loss on early extinguishment of debt, benefit from (provision for) income taxes and depreciation and amortization and as further adjusted to exclude costs that management believes are non-core to the underlying business of the Company, consisting of restructuring costs, integration costs, costs related to mergers and acquisitions, non-cash equity-based compensation, long-term incentive plan costs, certain corporate costs, fair value movements on earnouts and warrants derivative liabilities, foreign currency gains (losses), non-service components of net periodic pension benefit (costs) and gains (losses) on disposal of businesses.
We define Adjusted EBITDA Growth as the increase in Adjusted EBITDA over the baseline Adjusted EBITDA determined for annual variable payment compensation (i.e., Adjusted EBITDA for the year ended December 31, 2021 adjusted to include management determined Egencia results for the full year of 2021, constant currency impact and certain other items that management believes were relevant to determine the measure).
We define Adjusted EBITDA Fall Through as Adjusted EBITDA Growth divided by the increase in baseline Revenue for annual variable payment compensation (i.e., Revenue determined on a constant currency basis after considering Egencia revenue for the full year ended December 31, 2021).
Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through are supplemental non-GAAP financial measures of operating performance that do not represent and should not be considered as alternatives to net income (loss) as determined under GAAP. In addition, these measures may not be comparable to similarly titled measures used by other companies. These non-GAAP measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of the Company’s results or expenses as reported under GAAP. Some of these limitations are that these measures do not reflect:
•
changes in, or cash requirements for, our working capital needs or contractual commitments;

•
our interest expense, or the cash requirements to service interest or principal payments on our indebtedness;

•
our tax expense, or the cash requirements to pay our taxes;

•
recurring, non-cash expenses of depreciation and amortization of property and equipment and definite-lived intangible assets and, although these are non-cash expenses, the assets being depreciated and amortized may have to be replaced in the future;

•
the non-cash expense of stock-based compensation, which has been, and will continue to be for the foreseeable future, an important part of how we attract and retain our employees and a significant recurring expense in our business;

•
restructuring, mergers and acquisition and integration costs, all of which are intrinsic of our acquisitive business model; and

•
impact on earnings or changes resulting from matters that are non-core to our underlying business, as we believe they are not indicative of underlying operations.

Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through should not be considered as a measure of liquidity or as a measure determining discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations. We believe that the adjustments applied in presenting Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through are appropriate to provide additional information to investors about certain material non-cash and other items that management believes are non-core to our underlying business.
These non-GAAP measures supplement comparable GAAP measures in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to compare our performance against that of other peer companies using similar measures and to determine our annual variable compensation to employees. We also believe that Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through are helpful supplemental measures to assist potential investors and analysts in evaluating our operating results across reporting periods on a consistent basis.
Tabular Reconciliations for Non-GAAP Financial Measures
The table below reconciles our net loss to Adjusted EBITDA, Adjusted EBITDA Growth and Adjusted EBITDA Fall Through:
	Year Ended December 31,
($ in millions except percentages)	2022	2021
Revenue (A)	1,851	763
Net loss	(229)	(475)
Interest income	—	(1)
Interest expense	98	53
Loss on early extinguishment of debt	—	49
Benefit from income taxes	(61)	(186)
Depreciation and amortization	182	154
Restructuring charges(a)	(3)	14
Integration costs(b)	34	22
Mergers and acquisitions(c)	18	14
Equity-based compensation(d)	39	3
Fair value movements on earnouts and warrants derivative liabilities(e)	(8)	—
Other adjustments, net(f)	33	13
Adjusted EBITDA (B)	103	(340)
Baseline Adjusted EBITDA for annual variable compensation (C)	(464)
Actual Adjusted EBITDA Growth (D) = (B) – (C)	567
Target Adjusted EBITDA Growth (E)	470
% achieved of Target Adjusted EBITDA Growth (D) / (E)	121%

(a)
Represents severance and related expenses due to restructuring activities.

(b)
Represents expenses related to the integration of businesses acquired.

(c)
Represents expenses related to business acquisitions, including potential business acquisitions, and includes pre-acquisition due diligence and related activities costs. The full year 2022 includes a charge of $19 million for a loss contingency in relation to a contingent event that existed as of the Egencia acquisition date.

(d)
Represents non-cash equity-based compensation expense related to equity incentive awards to certain employees.

(e)
Represents fair value movements on earnouts and warrants derivative liabilities during the periods.

(f)
Represents (i) long-term incentive plan expense of $25 million and $15 million for the years ended December 31, 2022 and 2021, respectively, (ii) litigation and professional services costs of $9 million and $6 million for the years ended December 31, 2022 and 2021, respectively, (iii) unrealized foreign exchange losses of $8 million and $0 for the years ended December 31, 2022 and 2021, respectively, (iv) non-service component of our net periodic pension benefit related to our defined benefit pension plans of $9 million and $9 million for the years ended December 31, 2022 and 2021, respectively, and (v) loss on disposal of business of $0 million and $1 million for the years ended December 31, 2022 and 2021, respectively.

	Year Ended December 31,
($ in millions except percentages)	2022	2021
Revenue	1,851	763
Egencia and constant currency adjustments	47	117
Baseline Revenue for annual variable compensation	1,898	880
Increase in baseline Revenue (A)	1,018
Actual Adjusted EBITDA Growth (B)	567
Actual Adjusted EBITDA Fall Through (C) = (B) / (A)	55%
Target Adjusted EBITDA Fall Through (D)	63%
% achieved of Target Adjusted EBITDA Fall Through (C) / (D)	87%

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GBTG2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V09497-P90510 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GLOBAL BUSINESS TRAVEL GROUP, INC.

1. Election of three Class I directors.

Nominees:	**For**	**Against**	**Abstain**
1a. Paul Abbott	☐	☐	☐
1b. Eric Hart	☐	☐	☐
1c. Kathleen Winters	☐	☐	☐

The Board of Directors Unanimously Recommends that Stockholders Vote "3 Years" on the Following Proposal.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
4. Advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

 The Annual Meeting of Stockholders of Global Business Travel Group, Inc.will be held on June 6, 2023 at 10:00 A.M. Eastern Time, virtually via theInternet at www.virtualshareholdermeeting.com/GBTG2023.To access the virtual meeting, you must have the information that is printed in the box marked by the arrow located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. V09498-P90510 GLOBAL BUSINESS TRAVEL GROUP, INC. Annual Meeting of Stockholders June 6, 2023 10:00 a.m. Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Paul Abbott and Eric J. Bock, and each of them independently, as proxy holders with full power of substitution and revocation, and authorizes each of them to vote all of the shares of the Class A common stock, par value $0.0001 (“Class A Common Stock”), and shares of Class B common stock, par value $0.0001 (together with shares of Class A Common Stock, the “Shares”), of Global Business Travel Group, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 6, 2023 at 10:00 a.m. Eastern Time (the "Annual Meeting"), and at any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or at any adjournment or postponement thereof. You may participate in the Annual Meeting virtually via the Internet by visiting http://www.virtualshareholdermeeting.com/GBTG2023.THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFIC DIRECTION IS GIVEN, SHARES WILL BE VOTED "FOR" ALL OF THE DIRECTOR NOMINEES IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, "3 YEARS" ON PROPOSAL 4, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD IMMEDIATELY. Continued and to be signed on reverse side